    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999
                                        Registration No. 333-___________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -------------------------
                       ADVANTA CONDUIT RECEIVABLES, INC.
                  (As sponsor of the trusts described herein)

      Nevada               10790 Rancho Bernardo Road           88-0360305
 (Jurisdiction)             San Diego, California 92127       (I.R.S. Employee
                                                             identification No.)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            -------------------------

                               ELIZABETH MAI, ESQ.
                              WELSH & MCKEAN ROADS
                        SPRING HOUSE, PENNSYLVANIA 19477
                                 (215) 657-4000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            -------------------------

                                   COPIES TO:
                              CHRIS DIANGELO, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                             CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                          Proposed              Proposed
                Title of Securities                  Amount               Maximum               Maximum              Amount of
                 Being Registered                    To be            Aggregate Price          Aggregate           Registration
                                                   Registered           Per Unit(1)        Offering Price(1)          Fee
===============================================================================================================================
Mortgage Loan Asset-Backed Certificates          $1,000,000(2)              100%               $1,000,000          $278.00(3)
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) In accordance with Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-52351) (the "Prior Registration Statement"). The amount of Securities eligible to be sold under the Prior Registration Statement ($637,500,000 as of March 9, 1999) shall be carried forward to this Registration Statement.
(3) $278.00 is paid pursuant to this Registration Statement. $177,225.00 is attributable to the amount carried forward from the Prior Registration Statement for which a filing fee was paid at the time of registration of the Prior Registration Statement.

                            -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT MAY BE USED IN CONNECTION WITH THE SECURITIES COVERED BY REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION
NO. 333-52351).

================================================================================

                              CROSS REFERENCE SHEET
                                   TO FORM S-3



                 ITEM AND CAPTION IN FORM S-3                                 CAPTION OR LOCATION IN PROSPECTUS
                 ----------------------------                                 ---------------------------------
1.     Forepart of Registration Statement and Outside Front       Forepart of Registration Statement; Outside Front
       Cover Page of Prospectus..............................     Cover Page**

2.     Inside Front and Outside Back Cover Pages of Prospectus    Inside Front and Outside Back Cover Page**

3.     Summary Information, Risk Factors and Ratio of Earnings    Summary of Prospectus**; Risk Factors**;
       to Fixed Charges......................................

4.     Use of Proceeds.......................................     Use of Proceeds

5.     Determination of Offering Price.......................     *

6.     Dilution..............................................     *

7.     Selling Security Holders..............................     *

8.     Plan of Distribution..................................     Methods of Distribution**

9.     Description of Securities to be Registered............     Outside Front Cover Page**;
                                                                  Summary of Prospectus**;
                                                                  Description of the Securities**;
                                                                  Certain Federal Income Tax Consequences**
10.    Interests of Named Experts and Counsel................     *

11.    Material Changes......................................     *

12.    Incorporation of Certain Information by Reference.....     See Page II-3

13.    Disclosure of Commission Position on Indemnification for
       Securities Act Liabilities............................     See Page II-4

--------------------

 *   Not applicable or answer is negative.
**   To be completed from time to time by Prospectus Supplement.

PROSPECTUS
--------------------------------------------------------------------------------

ADVANTA CONDUIT RECEIVABLES, INC.         Mortgage Loan Asset-Backed Securities,
Sponsor                                                       Issuable in Series

ADVANTA MORTGAGE CORP. USA
Master Servicer

--------------------------------------------------------------------------------

Advanta Conduit Receivables, Inc. may sell, from time to time, a series of its mortgage loan asset-backed securities backed solely by the assets of the related trust. The assets of each trust consist primarily of a pool of mortgage loans.

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 12 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.

These securities are mortgage loan asset-backed securities which represent interests in or obligations of the trust issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.



THE SECURITIES --

-    will be issued from time to time in series

-    will be issued by trusts established by Advanta Conduit Receivables, Inc.

- will be backed by one or more pools of mortgage loans held by the related issuing trust

- will, if offered by this prospectus, be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization

- may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

The assets of each trust will primarily consist of a pool of mortgage loans, funds on deposit in one or more accounts and such forms of credit support as described in this prospectus and in the related prospectus supplement.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS APRIL __, 1999

          IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus does not contain complete information about the offering of your securities. Additional information is contained in the prospectus supplement. We urge investors to read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

     IF THE TERMS OF YOUR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     The prospectus supplement relating to a series of securities to be offered hereunder will state:

- the aggregate principal amount, interest rate, and authorized denominations of each class of such securities;

- certain information concerning the mortgage loans, the originator and the master servicer;

-    the terms of any credit enhancement with respect to such series;

- information concerning any other assets in the related trust fund, including any reserve fund;

-    the final scheduled distribution date of each class of such securities;

- the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of such interest to the respective classes and the manner of distribution of interest among each class of securities;

- the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of such principal to the respective classes of securities;

- additional information with respect to the plan of distribution of such securities; and

-    the federal income tax characterization of the securities.

                                     REPORTS

     The Sponsor intends to cause each trust to file certain reports with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Sponsor intends to cause each trust to suspend filing such reports if and when such reports are no longer required under the Securities Exchange Act.

     In connection with each distribution of principal and/or interest, the trustee will furnish securityholders with statements containing information with respect to the related trust, as described herein and in the applicable prospectus supplement for such series. The master servicer for each series relating to mortgage loans will furnish periodic compliance statements setting forth certain specified information to the related trustee and, in addition, annually will furnish such trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the mortgage loans in the related trust. Copies of the monthly and annual statements provided by the master servicer to the trustee will be furnished to securityholders of each series upon request addressed to Advanta Conduit Receivables, Inc., 10790 Rancho Bernardo Road, San Diego, California 92127, (619) 674-1800.

                              AVAILABLE INFORMATION

     The Sponsor has filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the securities offered pursuant to this prospectus. This prospectus contains, and the prospectus supplement for each series of securities will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, you should read the registration statement and any amendments thereof and exhibits thereto. You may obtain a copy of the registration statement from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or you may examine the registration statement free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy and information statements and other items. The address is http://www.sec.gov.

     You should rely only on the information contained in this document and the prospectus supplement. We have not authorized anyone to provide any information that is different. This prospectus and any prospectus supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which such offer would be unlawful. The information set forth herein speaks as of the date hereof. You should not assume that it will remain correct after such date.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of securities evidencing interests therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Sponsor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities, a list identifying all filings with respect to a trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since such trust's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).

     You can obtain from the Sponsor, free of charge, a copy of the financial information incorporated by reference by making an oral or written request to Advanta Conduit Receivables, Inc., Attention: General Counsel, Welsh & McKean Roads, Spring House, Pennsylvania 19477, (215) 657-4000.

     The Sponsor's principal offices are located at 10790 Rancho Bernardo Road, San Diego, California 92127, and its telephone number is (619) 674-1800.

     We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS
    PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ........................................................    2

REPORTS...........................................................................................................    3

AVAILABLE INFORMATION.............................................................................................    3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................    4

SUMMARY OF PROSPECTUS.............................................................................................    6

RISK FACTORS......................................................................................................   12

THE TRUSTS........................................................................................................   22

THE MORTGAGE LOANS................................................................................................   23

MORTGAGE LOAN PROGRAM.............................................................................................   30

DESCRIPTION OF THE SECURITIES.....................................................................................   35

DESCRIPTION OF CREDIT ENHANCEMENT.................................................................................   50

THE SPONSOR.......................................................................................................   55

THE MASTER SERVICER...............................................................................................   55

THE POOLING AND SERVICING AGREEMENT...............................................................................   56

YIELD CONSIDERATIONS..............................................................................................   60

MATURITY AND PREPAYMENT CONSIDERATIONS............................................................................   61

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS.......................................................   63

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................................................................   73

STATE TAX CONSIDERATIONS..........................................................................................   96

ERISA CONSIDERATIONS..............................................................................................   96

LEGAL INVESTMENT MATTERS..........................................................................................  100

USE OF PROCEEDS...................................................................................................  100

METHODS OF DISTRIBUTION...........................................................................................  100

LEGAL MATTERS.....................................................................................................  100

FINANCIAL INFORMATION.............................................................................................  101

ADDITIONAL INFORMATION............................................................................................  101

INDEX OF PRINCIPAL DEFINED TERMS..................................................................................  102

Annex I...........................................................................................................  A-1

                              SUMMARY OF PROSPECTUS

- This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered securities, read carefully this entire prospectus and the accompanying prospectus supplement.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

- You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Defined Terms" beginning on page 102 in this prospectus and under the caption "Index of Principal Defined Terms" in the accompanying prospectus supplement.

SECURITIES

     Mortgage loan asset-backed certificates and mortgage loan asset-backed notes issuable from time to time in series, in fully registered form or book entry only form, in authorized denominations, as described in the related prospectus supplement. Each certificate will represent a beneficial ownership interest in a trust created from time to time pursuant to a pooling and servicing agreement or trust agreement. Notes evidencing a debt obligation of a trust will be issued pursuant to a trust indenture.

THE SPONSOR

     Advanta Conduit Receivables, Inc. is a Nevada corporation whose principal offices are located at 10790 Rancho Bernardo Road, San Diego, California 92127 and its telephone number is (619) 674-1800. The Sponsor or its affiliates may retain or hold for sale from time to time one or more classes of a series of securities.

THE MASTER SERVICER

     Advanta Mortgage Corp. USA or its successors and assigns.

THE SUB-SERVICERS

     The Master Servicer may appoint sub-servicers, who may be affiliates, to perform servicing duties with respect to the mortgage loans.

THE TRUSTEE

     The trustee for each series of securities will be specified in the related prospectus supplement. The owner trustee and the indenture trustee for each series of notes will be specified in the related prospectus supplement.

ISSUER OF SECURITIES

     The issuer of each series of securities will be a trust established by the Sponsor or one of its affiliates. Securities styled as notes will represent indebtedness of the related issuing trust and will be issued pursuant to an indenture between such trust and the indenture trustee in which such trust will pledge the assets of the related trust to secure payment on the related notes. Securities styled as certificates will represent beneficial ownership interests in the related issuing trust and will generally be issued pursuant to a pooling and servicing agreement.

     The securities will represent nonrecourse obligations solely of the related trust, and the proceeds of the related trust will be the sole source of payments on the securities, except for any third-party credit enhancement.

THE MORTGAGE LOANS

     Each trust will consist of one or more pools of mortgage loans, which may include:

- conventional (i.e., not insured or guaranteed by any governmental agency) mortgage loans secured by one-to-four family residential properties;

- mortgage loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings; and,

- mortgage loans secured by junior liens on the related mortgaged properties, mortgage loans with loan-to-value ratios in excess of the appraised value of the related mortgaged property, home improvement retail installment contracts and revolving home equity lines of credit.

     The mortgage loans may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The Sponsor will direct or request the related trust to acquire the mortgage loans from affiliated originators, unaffiliated originators or warehouse trusts created by the Sponsor or an affiliate, to finance the origination of mortgage loans. Generally, mortgage loans originated by affiliated originators will have been originated in accordance with the sponsor's underwriting guidelines and mortgage loans originated by unaffiliated originators will have been originated either in accordance with the sponsor's guidelines or in accordance with guidelines approved by the sponsor. Some mortgage loans may have been purchased by the sponsor in bulk acquisitions and such loans will have been originated in accordance with the original originator's guidelines.

THE SECURITIES

     The securities of any series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities of each series:

- may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof;

- may be entitled to receive distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

- may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of securities of such series throughout the lives of the securities or during specified periods;

- may be entitled to receive such distributions only after the occurrence of events specified in the related prospectus supplement;

- may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust;

- may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time;

- may accrue interest and no payments will be made thereon until certain other classes of the series have been paid in full, with such accrued interest added to the principal or notional amount of the securities; and

- may be entitled to distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement with such accrued interest added to the principal or notional amount of the securities until such events occur.

     The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related prospectus supplement.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner set forth in the related prospectus supplement. The related prospectus supplement will specify:

- whether distributions on the securities entitled thereto will be made monthly, quarterly, semi-annually or at other intervals and dates from the payments received in respect of the mortgage loans and other assets included in the related trust pledged for the benefit of the related owners of securities;

- the amount allocable to payments of principal and the amount allocable to payments of interest on any distribution date; and

-    whether all distributions will be made pro rata to owners of securities.

     The aggregate original principal balance of the securities will equal the aggregate distributions allocable to principal that such securities will be entitled to receive. The securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the related mortgage loans (plus amounts held in a pre-funding account, if any) and the securities will generally bear interest in the aggregate at a rate equal to the coupon rate borne by the related mortgage loans net of servicing fees and any other specified amounts.

PRE-FUNDING FEATURE

     A trust may enter into agreements with the Sponsor, or its affiliates, whereby the Sponsor, or its affiliates, will request or direct the related trust to acquire subsequent mortgage loans after the related securities are issued. The transfer of mortgage loans after the date on which the securities are issued is known as the pre-funding feature. Any subsequent mortgage loans so transferred will be required to conform to certain specified requirements. If the pre-funding feature is to be used, the related trustee or indenture trustee will be required to deposit in a segregated account all or a portion of the proceeds in connection with the sale of the securities of the related series. The subsequent mortgage loans will be transferred to the related trust in exchange for money released from such account. Such transfers may only occur during the period specified in the related pre-funding agreement which will generally be no longer than three months from the startup day of the related trust. If all of the monies originally deposited to such segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

OPTIONAL TERMINATION

     The Master Servicer or any of its affiliated sub-servicers or, if applicable, the credit enhancer, may at their respective options, effect early retirement of a series of securities through the purchase of the mortgage loans in the related trust on such terms as are set forth in the related prospectus supplement. Such retirement may only occur on a date following the date on which the aggregate outstanding principal balance of either the securities or the mortgage loans is reduced below a specified percentage of their respective original balances.

MANDATORY TERMINATION

     The trustee or the indenture trustee, as applicable, the Master Servicer or any of its affiliated sub-servicers or certain other entities specified in the related prospectus supplement may be required to effect early retirement of a series of securities by soliciting competitive bids for the purchase of the assets of the related trust or otherwise. If a pre-funding feature is used for any series of securities, at the end of the related pre-funding period amounts set aside to purchase subsequent mortgage loans and not so used will be applied as a mandatory prepayment of a class or classes of securities.

ADVANCES

     The Master Servicer or any sub-servicer of the mortgage loans may be obligated to advance delinquent installments of principal and/or accrued interest, less applicable servicing fees, on the mortgage loans in a trust.
The obligation to make advances may be limited to amounts due to the owners of securities of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or to any combination thereof, in each case as specified in the related prospectus supplement. Such advance will be recoverable as specified in the related prospectus supplement. In addition, the Master Servicer of any sub-servicer will be obligated, but only to the extent set forth in the related prospectus supplement, to pay interest shortfalls which may arise due to prepayments on the underlying mortgage loans in the month in which such prepayment occurs. Such payment must come from such servicer's own funds without any right of reimbursement.

CREDIT ENHANCEMENT

     Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the underlying mortgage loans. A series of securities, or certain classes within such series, may have the benefit of one or more types of credit enhancement including but not limited to, the following:

- the use of excess interest to cover losses and to distribute principal to create overcollateralization;

- the subordination of distributions on the lower classes of securities to the required distributions in more senior classes of securities;

- the allocation of losses on the underlying mortgage loans to the lower classes of securities; and

- the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements.

     The protection against losses afforded by any such credit enhancement will be limited in the manner described in the related prospectus supplement.

BOOK ENTRY REGISTRATION

     One or more classes of a series of securities may be issued in book entry form in the name of a clearing agency registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of book entry securities may be made only through entries on the books of the clearing agency. All references to the owners of securities shall mean beneficial owners to the extent beneficial owners may exercise their rights through a clearing agency. Except as otherwise specified in this prospectus or a related prospectus supplement, the term "owners" shall be deemed to include beneficial owners.

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES

     Securities of each series offered hereby will, for federal income tax purposes, constitute any of the following:

- interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended,

- "regular interests" or "residual interests" in a trust treated as a real estate mortgage investment conduit or REMIC (or, in certain instances, containing one or more REMICs) under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended,

-    debt issued by a trust,

-    interests in a trust which trust is treated as a partnership, or

- "regular interests" or "high-yield interests" in a trust treated as a financial asset securitization investment conduit or FASIT (or, in certain circumstances containing one or more FASITs) under Sections 860H through 860L of the Internal Revenue Code of 1986, as amended.

     We urge you to consult with your tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related prospectus supplement.

ERISA CONSIDERATIONS

     A fiduciary of a pension, profit sharing or other employee benefit plan should carefully review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, and whether an exemption from the prohibited transaction rules is available. See "ERISA Considerations" herein and in the related prospectus supplement.

LEGAL INVESTMENT MATTERS

     The related prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market

Enhancement Act of 1984. We urge each investor whose investment authority is subject to legal restrictions to consult with its own legal advisors to determine whether and to what extent the securities are suitable legal investments for them.

USE OF PROCEEDS

     Substantially all the net proceeds from the sale of a series of securities will be applied to the simultaneous purchase of the mortgage loans included in the related trust (or to reimburse the amounts previously used to effect such purchase or to reimburse trusts created to finance such purchase), the costs of carrying the mortgage loans until sale of the securities and to pay other expenses.

RATING

     Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized statistical rating agency.

RISK FACTORS

     Investment in the securities will be subject to one or more risk factors, including declines in the value of mortgaged properties, prepayment of mortgage loans, higher risks of defaults on particular types of mortgage loans, limitations on security for the mortgage loans, limitations on credit enhancement and various other factors. We urge you to read "Risk Factors" herein and in the related prospectus supplement for a discussion of these and other risk factors that should be considered before investing in the securities.

                                  RISK FACTORS

     You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

AN INVESTMENT IN ANY SECURITY MAY NOT BE A LIQUID INVESTMENT AND THE HOLDER MAY BE FORCED TO HOLD SUCH INVESTMENT TO MATURITY

     There can be no assurance that a secondary market for the securities of any series or class will develop or, if it does develop, that it will provide securityholders with liquidity of investment or that it will continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that the related underwriter specified therein intends to establish a secondary market in such securities; however, no underwriter will be obligated to do so. The securities will not be listed on any securities exchange.

UNDERWRITING STANDARDS ARE LESS STRINGENT THAN THOSE USED BY FEDERAL AGENCIES WHICH MAY INCREASE RISK OF DEFAULT

     The Sponsor's (and its affiliates') underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt-to-income ratio, as well as the value of the property. However, the Sponsor's (and its affiliates') mortgage loan program generally provides for the origination of mortgage loans relating to mortgage loans which, based upon standard underwriting guidelines, are ineligible for purchase by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation due to credit characteristics that do not meet these federal agency guidelines.

     Certain of the types of loans that may be included in the mortgage pools may involve additional uncertainties not present in conventional types of mortgage loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the related mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

THE ASSETS OF THE TRUST ESTATE, AS WELL AS ANY APPLICABLE CREDIT ENHANCEMENT, WILL BE LIMITED AND MAY BE INSUFFICIENT TO PREVENT LOSSES

     The securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Sponsor, the Master Servicer, any of their affiliates or any person other than the related trust. The only obligations of the foregoing entities with respect to the securities or the mortgage loans will be the obligations (if any) of the Sponsor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the mortgage loans, the servicing obligations under the related servicing agreement and, if and to the extent expressly described in the related prospectus supplement, certain limited obligations of the Sponsor, the Master Servicer, any of their affiliates or another party in connection with a purchase obligation or an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan upon conversion to a fixed rate.

     Notwithstanding the foregoing, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement. Neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Master Servicer or any of their affiliates.

     Proceeds of the assets included in the related trust for each series of securities (including the mortgage loans and any form of credit enhancement) will be the sole source of payments on the securities.

PREPAYMENTS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE SECURITIES

     The yield to maturity of each series of securities may be adversely affected by a higher or lower than anticipated rate of prepayment on the related mortgage loans. The yield to maturity of each series of securities will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans to fixed-rate loans or breaches of representations and warranties) on the mortgage loans, the combined loan-to-value ratios of the mortgage loans and the price paid by securityholders. The yield to maturity on securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related mortgage loans. In addition, the yield to maturity on certain types of classes of securities, including certain classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of securities.

     The mortgage loans may be prepaid in full or in part at any time although the related mortgagor may be required to pay a prepayment penalty or premium. Such prepayment penalties will generally not be property of the related trust. We cannot predict the rate of prepayments of the mortgage loans which is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market coupon rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

     Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loans), sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a trust of mortgage loans or substitution adjustments required to be made under the pooling and servicing agreement will have the same effect on the securityholders as a prepayment of such mortgage loans. The related prospectus supplement will specify whether any or all of the mortgage loans contain "due-on-sale" provisions.

     Collections on the mortgage loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.

     Certain of the mortgage loans in a trust may be in the form of revolving home equity lines of credit. The prepayment experience with respect to the home equity lines of credit will affect the weighted average life of securities issued by a trust which contains such mortgage loans. Generally such loans are not viewed by borrowers as permanent financing. As a result, such loans may experience a higher rate of prepayment than traditional "purchase-money" first-lien mortgage loans.

CREDIT ENHANCEMENT WILL BE LIMITED IN SCOPE AND MAY NOT BE SUFFICIENT TO COVER LOSSES

     With respect to each series of securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will generally be provided in one or more of the forms referred to herein, including, but not limited to third-party credit enhancement in the form of a letter of credit; a repurchase obligation; a special hazard insurance policy; a reserve fund; or a financial guaranty insurance policy. Credit enhancement also may be created due to the structure of the related series of securities in the form of subordination of one or more classes of securities in a series; the allocation of losses; cross-support among mortgage loans; and/or overcollateralization. See "Description of Credit Enhancement."

     Regardless of the form of credit enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. In addition, credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments. The Sponsor will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities if the applicable rating agency indicates that the then current rating thereof will not be adversely affected. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the prospectus supplement relating to a series of securities. See "Description of Credit Enhancement".

PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT

     If a trust includes a pre-funding feature and the principal balance of subsequent mortgage loans delivered to the trust during the pre-funding period is less than the amount deposited in the related pre-funding account upon the issuance of the securities, the holders of the securities of the related series will receive a prepayment of principal. Any such principal prepayment may adversely affect the yield to maturity of the applicable securities. Because prevailing interest rates are subject to fluctuation, we can make no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related securities.

     Each subsequent mortgage loan must satisfy the eligibility criteria specified in the related agreements. Such eligibility criteria will be determined in consultation with each rating agency (and/or credit enhancer) prior to the issuance of the related series and are designed to ensure that the credit quality of such assets would be consistent with the initial rating of each class of securities of such series. Following the transfer of subsequent mortgage loans to the trust, the aggregate characteristics of the mortgage loans then held in the trust may vary from those of the mortgage loans delivered to the trust on the date the securities were issued. As a result, the subsequent mortgage loans may adversely affect the performance of the related securities.

     The ability of a trust to invest in subsequent mortgage loans during the related pre-funding period will be dependent on the ability of the originators to originate or acquire mortgage loans that satisfy the eligibility requirements for transfer to the trust. The ability of the originators to originate or acquire such mortgage loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES

     Certain of the mortgage loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgage secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to a foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has generally been the practice of the Master Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

PROPERTY VALUES MAY DECLINE LEADING TO HIGHER LOSSES

     An investment in securities may be affected by a decline in real estate values and changes in the mortgagors' financial condition. We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the mortgage loans which provide subordinate financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related trust with respect to such junior liens in the mortgaged properties before having any effect on the interest of the holder of the related senior lien. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balance of such mortgage loan, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related mortgage pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

MORTGAGE LOANS WITH BALLOON PAYMENT METHODS MAY INCREASE THE RISK OF DEFAULT

     A portion of the mortgage loans may be balloon loans originated with a stated maturity of less than the period of time of the corresponding amortization schedule. At maturity, the related mortgagor will be required to make a "balloon" payment that will be significantly larger than previous monthly payments. Because the related mortgagor is required to make a substantial single payment at maturity, the risk of default may be greater than that associated with fully amortizing mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS MAY HAVE A RISK OF DEFAULT IF LOAN PAYMENTS INCREASE

     Adjustable rate mortgage loans may be underwritten on the basis of an assessment that mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, mortgagors' income may not be sufficient to enable them to continue to make their loan payments as the amount of such payments increase. Therefore the likelihood of default will increase.

PAY-FOR-PERFORMANCE MORTGAGE LOANS MAY REDUCE AMOUNT OF COLLECTIONS ON THE MORTGAGE LOANS WHICH MAY ADVERSELY AFFECT INVESTMENT

     Certain of the mortgage loans may constitute "Pay-for-Performance Mortgage Loans" which are originated with a stated coupon rate which may decrease if the mortgagor maintains a steady history of timely payments over a specified period of time. Any such decrease in coupon rate, although generally indicative of good performance, may result in decreased cash proceeds received by the related trust and as a result, less cash will be available for distribution to securityholders.

BANKRUPTCY OF MORTGAGORS COULD INCREASE LOSSES TO THE TRUST

     General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of the personal bankruptcy of a mortgagor, it is possible that a trust could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan or permanently reduce the principal balance of such mortgage loan thereby either delaying or permanently limiting the amount received by the trust with respect to such mortgage loan. Moreover, in the event a bankruptcy court prevents the transfer of the related mortgaged property to a trust, any remaining balance on such mortgage loan may not be recoverable.

INTEREST-ONLY FEATURE OF REVOLVING HOME EQUITY LINES OF CREDIT MAY ADVERSELY AFFECT INVESTMENT

     In general, revolving home equity lines of credit may be drawn upon for a period of three to five years, which period may be extended at the Master Servicer's or the related originator's discretion in accordance with the terms of the related agreement and, with respect to the Master Servicer, in accordance with accepted servicing practices and procedures. The decision to extend the draw period may include a review of specific credit criteria. The ability to postpone the amortization of principal may have the effect of increasing the combined loan-to-value ratio of the related mortgage loan which in turn may increase the likelihood of default.

     Generally, the home equity lines of credit have an interest-only feature during the draw period. The minimum payment due during the draw period will be the greater of $50.00 or the finance charge that accrued on the outstanding balance of related home equity line of credit during the related billing period. The minimum payment due during the period following the conclusion of the draw period will be the amount necessary to amortize the outstanding balance, plus interest and fees. As a result, amounts collected by the trust attributable to principal payments may be minimal during the draw period and little or no principal will be paid to holders of securities issued by the related trust during the draw period.

HIGH LOAN-TO-VALUE RATIO MORTGAGE LOANS MAY CREATE A RISK OF LOSS

     Certain of the Mortgage Loans may have combined loan-to-value ratios at the time of origination in excess of 100%, generally up to a maximum of 125%. As a result, the related mortgaged properties may not provide adequate security for these mortgage loans. Underwriting analysis with respect to such mortgage loans relies more heavily on the mortgagor's creditworthiness than on the protection afforded by the security interest alone. Such loans are generally targeted as debt consolidation loans for borrowers with generally strong credit ratings.

     Additionally, there is also the risk that if the related mortgagors relocate, such mortgagors will be unable to repay the mortgage loans in full from the sale proceeds of the related mortgaged properties and any other funds available to these borrowers. As a result, the costs incurred in the collection and liquidation of high combined loan-to-value ratio mortgage loans may be higher than with respect to mortgage loans with combined loan-to-value ratios of 100% or less because the servicer may be required to pursue collection solely against the mortgagor. The Master Servicer may, in accordance with accepted servicing procedures, pursue alternative methods to maximize proceeds, including, without limitation, the modification of defaulted mortgage loans, which may include the abatement of accrued interest or the reduction of a portion of the outstanding principal balance of such defaulted mortgage loan. Consequently, the losses on such defaulted mortgage loans may be more severe because there is no assurance that any proceeds will be recovered.

FORECLOSURE OF MORTGAGE PROPERTIES INVOLVE DELAYS AND EXPENSES AND COULD CAUSE LOSSES TO THE TRUST

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of a servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds (net of expenses) sufficient to repay all amounts due on the related mortgage loan. The Master Servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, delinquency advances, servicing advances, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the related mortgage loans and insufficient funds are available from any applicable credit enhancement, securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a trust) which, under the terms of the pooling and servicing agreement, may not be required to take an active role in operating the mortgaged properties. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Environmental Legislation."

     Certain of the mortgaged properties relating to mortgage loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for mortgage loans secured by owner occupied residences.

LITIGATION

     Any material litigation relating to the Sponsor, the Master Servicer or any of their affiliates will be specified in the related prospectus supplement.

GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES IF A REGION EXPERIENCES A DOWNTURN

     Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The mortgage loans underlying certain series of securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of mortgaged properties will be specified in the related prospectus supplement.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTIONS ON THE MORTGAGE LOANS

     Applicable state laws generally regulate coupon rates and other charges and require certain disclosures. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the owner of the mortgage loan to damages and administrative sanctions.

BOOK-ENTRY REGISTRATION MAY REDUCE THE LIQUIDITY OF SECURITIES

     Issuance of the securities in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may be unwilling to purchase securities for which they cannot, except in certain limited circumstances, obtain definitive physical certificates representing such securityholders' interests.

     Securities transactions will, in most cases, be effected only through the Depository Trust Company, direct or indirect participants in DTC's book-entry system and certain banks. Therefore, the ability of a securityholder to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate representing the securities.

     Securityholders may experience some delay in their receipt of distributions of interest on and principal of the securities because distributions may be required to be forwarded by the trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its participants which thereafter will be required to credit them to the accounts of the applicable class of securityholders either directly or indirectly through indirect participants. See "Description of the Securities--Form of Securities."

THE SOLDIERS' AND SAILORS RELIEF ACT OF 1940 MAY LIMIT THE ABILITY TO COLLECT ON THE MORTGAGE LOANS

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation, members of all branches of the military on active duty, including draftees and reservists on active duty, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of active duty for the duration of active duty, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to active duty for the duration of active duty and (iii) may have the maturity of such obligations incurred prior to active duty extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty. However, the benefits of (i), (ii) or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by active duty, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, none of the related trust, the Master Servicer, the Sponsor nor the related trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the securityholders. Unless otherwise specified in the related prospectus supplement, any shortfalls in collections of principal and interest on the mortgage loans resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, will be allocated to each class of securities that is entitled to receive such principal and interest in respect of such mortgage loans in proportion to the principal and interest that each such class of securities would have otherwise been entitled to receive in respect of such mortgage loans had such shortfall not occurred. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

RATINGS ARE NOT RECOMMENDATIONS TO PURCHASE SECURITIES. A REDUCTION IN THE RATING OF ANY CREDIT ENHANCER WOULD LIKELY ADVERSELY IMPACT THE RATING OF THE SECURITIES

     A rating is not a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investment. There is no assurance that any rating will remain in effect for any given period of time or may not be lowered or withdrawn if in the judgment of the applicable rating agency circumstances in the future so warrant. The rating of securities credit enhanced through external credit enhancement will depend primarily on the creditworthiness of the issuer of such external credit enhancement device. Any reduction in the rating assigned to the claims-paying ability of the related credit enhancer below the rating initially given to the securities would likely result in a reduction in the rating of the securities.

                                   THE TRUSTS

     From time to time, Advanta Conduit Receivables, Inc. (the "SPONSOR") will cause a separate trust (each, a "TRUST") to issue one or more series of mortgage loan asset-backed certificates ("CERTIFICATES") or mortgage loan asset-backed notes ("NOTES" and together with the Certificates, the "SECURITIES"). The primary assets of each Trust will consist of a segregated pool (each, a "MORTGAGE POOL") of one- to four-family residential mortgage loans or multi-family residential mortgage loans or certificates of interest or participation therein (the "MORTGAGE LOANS"), acquired by such Trust from one or more originators (each, an "Originator"), the Sponsor, its affiliates or from trusts created by the Sponsor or its affiliates to finance the origination of mortgage loans. The Certificates issued by any Trust represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, and the Notes represent debt secured by such Mortgage Loans.

     Each Trust will be established pursuant to an agreement (each, a "TRUST AGREEMENT") by and between the Sponsor and the trustee named therein. Each Trust Agreement will describe the related pool of mortgage assets ("MORTGAGE ASSETS") to be held in trust (each such asset pool, the "TRUST ESTATE"), which will include the related Mortgage Assets, together with payments in respect of such Mortgage Loans and may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of credit support ("CREDIT ENHANCEMENT").

     The Mortgage Loans held by each Trust will be master serviced by Advanta Mortgage Corp. USA (the "MASTER SERVICER") pursuant to a servicing agreement (each, a "SERVICING AGREEMENT") by and between the Master Servicer an the related trustee.

     With respect to Securities that represent debt issued by the related Trust, the related Trust will enter into an indenture (each, an "INDENTURE") by and between such Trust and the trustee named in such Indenture (the "INDENTURE TRUSTEE"). Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related Trust Agreement.

     The Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and, unless specified in the related prospectus supplement, will not be entitled to payments in respect of the assets of any other Trust established by the Sponsor or any of its affiliates.

     In the case of any individual Trust, the contractual arrangements relating to the establishment of the Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this prospectus, the term "POOLING AND SERVICING AGREEMENT" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities.


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
                               THE MORTGAGE LOANS

GENERAL

     Each Mortgage Pool will consist primarily of (i) Mortgage Loans, minus any stripped portion of the accrued interest payments due under the related Mortgage Note that may have been retained by any Originator or broker ("ORIGINATOR'S RETAINED YIELD"), or any other interest retained by the Sponsor or any affiliate of the Sponsor, including interest accrued and principal collected prior to the related cut-off date, evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages or deeds of trust or other similar security instruments ("MORTGAGES") creating a lien on single-family (i.e., one- to-four family) residential properties, multi-family properties or mixed use properties (the "MORTGAGED PROPERTIES"), or (ii) certificates of interest or participations in such Mortgage Notes. The Mortgaged Properties will consist primarily of attached or detached single-family dwelling units, one- to-four family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, mixed use properties and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may be owner occupied properties (which includes second and vacation homes) and non-owner occupied properties. A Mortgage Pool may contain cooperative apartment loans ("COOPERATIVE LOANS") evidenced by promissory notes ("COOPERATIVE NOTES") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. In certain cases a Mortgage Loan may also be secured by the pledge of a limited amount of collateral which is not real estate, such as fixtures or personal property that includes, but is not limited to, furniture and appliances. As used herein, unless the context indicates otherwise, "Mortgage Loans" include Cooperative Loans, "Mortgaged Properties" include shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" include Cooperative Notes and "Mortgages" include security agreements with respect to Cooperative Notes.

     The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. The Mortgage Loans will be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. Generally, all of the Mortgage Loans will be covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     Each Mortgage Loan will be selected by the Sponsor for inclusion in a Mortgage Pool from among mortgage loans originated by one or more institutions affiliated with the Sponsor (such affiliated institutions, the "AFFILIATED ORIGINATORS"), or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the FDIC and other mortgage loan originators or purchasers not affiliated with the Sponsor (such unaffiliated institutions, the "UNAFFILIATED ORIGINATORS"). The characteristics of the Mortgage Loans in a Trust will be described in the related prospectus supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Sponsor for inclusion in such Mortgage Pool.

     Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate, except in those limited situations whereby certain collections on any Mortgage Loans in a related Trust Estate in excess of amounts needed to pay the related securities may be used to make payments on more than one series of Securities or may be reallocated as directed by the Sponsor.

THE MORTGAGE LOANS

     A Mortgage Loan that accrues interest at a fixed rate will be referred to herein as a "FIXED RATE LOAN" and a Mortgage Loan that accrued interest at an adjustable rate will be referred to as an "ADJUSTABLE RATE LOAN" or an "ARM LOAN". The specified rate of interest on a Mortgage Loan is its "Coupon Rate". All of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States and (iii) consist of one or more of the following types of mortgage loans:

          (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

          (2) Adjustable rate mortgage loans having original or modified terms to maturity of generally not more than 30 years with a related Coupon Rate that adjusts periodically, at the intervals described in the related Mortgage Note (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan. Such adjustable Coupon Rate is equal to the sum of a fixed percentage set forth in the related Mortgage Note (the "NOTE MARGIN") and an index (the "INDEX") specified in the related Mortgage Note such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity, (ii) weekly auction average investment yield of U.S. Treasury bills of specified maturities,
     (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date. The related prospectus supplement will set forth the relevant Index, and aggregate information regarding the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. An ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Coupon Rate to a fixed rate at some point during the term of such ARM Loan which is subsequent to the initial payment date;

          (3) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the

     Coupon Rate applicable to such mortgage loan in subsequent years. Deferred interest, if any, will be added to the principal balance of such mortgage loans;

          (4) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments in subsequent years that are calculated on the basis of an assumed interest rate that will be lower than the Coupon Rate applicable to such loan in the first year or first two years, provided that the Mortgagor qualifies under certain positive criteria, including, but not limited to, a good payment history;

          (5) Balloon mortgage loans ("BALLOON LOANS"), which are mortgage loans having original or modified terms to maturity of generally 5 to 15 years, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "BALLOON AMOUNT");

          (6) Modified mortgage loans ("MODIFIED LOANS"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans;

          (7) Hybrid mortgage loans ("HYBRID ARMS") which are originated having original or modified terms to maturity of not more than 30 years with monthly payments during the first two, three or five years, as applicable, calculated at a fixed rate of interest, which fixed rate then converts to an adjustable rate for the remainder of the term of the loan.

          (8) A Mortgage Pool may consist, in whole or in part, of revolving home equity loans or certain balances thereof ("REVOLVING CREDIT LINE LOANS"). Interest on each Revolving Credit Line Loan may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related loan) or repaid. New draws by borrowers under the Revolving Credit Line Loans will automatically become part of the related Trust Estate. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such amounts will usually differ each day. Under a Revolving Credit Line Loan, a borrower may, under certain circumstances during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. Following the conclusion of the draw period, the borrower's option to pay only a portion of principal ceases and regular scheduled payments of principal and interest commence.

          (9) Pay-for-Performance mortgage loans ("PAY-FOR-PERFORMANCE LOANS"), which are mortgage loans having original or modified terms to maturity of generally not more than 30 years for which the Coupon Rate may be adjusted one or more times, but not below a specified floor, depending on the Mortgagor's history of payments over a specified period or periods of time; or

          (10) A Mortgage Pool may contain either or both of the following types of mortgage loans (i) ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans and (ii) fixed rate mortgage loans which allow the Mortgagors to convert the fixed rates on such Mortgage Loans to an adjustable rate at some point during the life of such Mortgage Loans (each such Mortgage Loan described in (i) and (ii) above, a "CONVERTIBLE MORTGAGE LOAN").

          (11) Another type of mortgage loan described in the related prospectus supplement.

PAYMENTS ON THE MORTGAGE LOANS

     In general, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("MONTHLY PAY") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related prospectus supplement.

     Interest may be payable at a fixed rate, or an adjustable rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time and is followed by an adjustable rate, a rate that is adjustable for a period of time and is followed by a fixed rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). Changes to an adjustable Coupon Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related prospectus supplement.

     Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan, may decline over time or may be prohibited for certain periods ("LOCKOUT PERIODS"). The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the related Originator.

     Except as otherwise described in the related prospectus supplement, interest will be calculated on each Mortgage Loan pursuant to one of three methods:

          Date of Payment Loans. "DATE OF PAYMENT LOANS" provide that interest is charged to the borrower under the related Mortgage or Mortgage Note (the "MORTGAGOR") at the applicable Coupon Rate on the outstanding principal balance of such Mortgage Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment. Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Mortgage Note.

          Actuarial Loans. "ACTUARIAL LOANS" provide that interest is charged to the Mortgagor thereunder, and payments are due from such Mortgagor, as of a scheduled day of each month which is fixed at the time of origination.

          Rule of 78's Loans. "A RULE OF 78'S LOAN" provides for the payment by the related Mortgagor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated Coupon Rate for the term of the Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

THE MORTGAGE POOLS

     The Sponsor will cause or request the Mortgage Loans constituting each Trust Estate to be assigned to the trustee named in the related prospectus supplement (the "TRUSTEE"), for the benefit of the holders of all of the Securities of the related series. The Master Servicer will service the Mortgage Loans, either directly or through other mortgage servicing institutions who may be affiliates of the Master Servicer ("SUB-SERVICERS"), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities." With respect to those Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. As used herein, "Master Servicer" shall refer to either the Master Servicer or any Sub-Servicer, as applicable.

     The Sponsor and/or certain Originators may make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program--Representations," "--Sub-Servicing by Originators" and "Description of the Securities--Assignment of Mortgage Loans," and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities--Advances"). The obligation of the Master Servicer to make delinquency advances will be limited to the extent, in its good faith business judgment such delinquency advances would be ultimately recoverable from the related Mortgage Loans for which such delinquency advances were made. See "Description of the Securities--Advances."

     The prospectus supplement for each series of Securities will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Trust Estate; such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "STATISTICAL CALCULATION DATE") which may also be the related cut-off date (the "CUT-OFF DATE"). Such statistical information may include, among other things, to the extent applicable to the particular Mortgage Pool the aggregate outstanding principal balance and the average outstanding principal balance, the range of origination dates, the range of CLTVs, the range of the Coupon Rates and the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information may be provided in the prospectus supplement, and specific or final information may be set forth in the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities.

     The loan-to-value ratio (the "LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the appraised value of the related Mortgaged Property at the time of origination of the Mortgage Loan. The combined loan-to-value ratio (the "CLTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan plus, if applicable, the then current principal balance of all mortgage loans (each, a "SENIOR LIEN") secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Mortgage Loan. In general, for purchase money mortgage loans, the LTVs and CLTVs are calculated using the lower of the purchased price or appraised values of the related Mortgaged Properties at the time of origination.

     There can be no assurance that the values of Mortgaged Properties will reflect actual real estate values during the term of the Mortgage Loans. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

     Certain Mortgage Loans may be secured by junior liens ("JUNIOR LIENS") subordinate to the rights of the mortgagee under any related senior mortgage(s). The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Junior Liens in a Mortgage Pool will be available to satisfy the principal balance of such Junior Liens only to the extent that the claims, if any, of all related senior mortgagees, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged

Property relating to a Junior Lien unless it forecloses subject to the related senior mortgage(s), in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Junior Liens in its loan portfolios, it has been the Master Servicer's practice to satisfy each senior mortgage at or prior to a foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from the related payments and collections on the Mortgage Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

     Single Family and Cooperative Loans. Single family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties ("SINGLE FAMILY LOANS"). The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached single-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, individual units in a cooperative housing corporation and certain mixed use and other dwelling units. Such Mortgaged Properties may include owner occupied properties (which includes vacation and second homes) and non-owner occupied properties.

     Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low- or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

     Contracts. Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home ("CONTRACTS"). Contracts may be conventional, insured partially by the FHA or partially guaranteed by the Veterans Administration, as specified in the related prospectus supplement. Each Contract will be fully amortizing and will bear interest at its annual percentage rate ("APR").

     The "MANUFACTURED HOMES" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related prospectus supplement may specify for the Contracts contained in the related Trust, among other things, the range of dates of origination of the Contracts; the range of Coupon Rates or the APRs on the Contracts; the range of Loan-to-Value Ratios; the range of minimum and maximum outstanding principal balances, the range of average outstanding principal balance; the range of outstanding principal balances of the Contracts included in the related Trust; and the range of maturities of the Contracts.

                              MORTGAGE LOAN PROGRAM

         As a general matter, the Sponsor's Mortgage Loan program will consist of the origination and purchase of Mortgage Loans relating to non-conforming credits (the "SPONSOR'S MORTGAGE LOAN PROGRAM"). For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. However, certain of the Mortgage Loans will relate to FNMA or FHLMC conforming credits.

         The Mortgagors generally will have taken out the related Mortgage Loans for one or more of four reasons: (i) to purchase the related Mortgaged Property,
(ii) to refinance an existing mortgage loan on more favorable terms, (iii) to consolidate debt, or (iv) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property; the Mortgage Loans described in (i) are commonly referred to as purchase money loans and the Mortgage Loans described in (ii), (iii) and (iv) on the whole are commonly referred to as home equity loans.

         It is the Sponsor's practice to solicit existing Mortgagors with respect to the possible refinancing of their existing Mortgages.

                             UNDERWRITING GUIDELINES

         The following is a description of the underwriting guidelines customarily employed by the Sponsor and its affiliates in originating or acquiring Mortgage Loans. The Sponsor's and its affiliates' underwriting guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the Mortgagor's credit standing and repayment ability. Mortgagors who qualify generally would not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, original principal balance, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

         Unless otherwise specified in the related prospectus supplement, the underwriting guidelines to be used in originating or acquiring the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loans.

         Originators' underwriting procedures customarily utilize one of two types of underwriting guidelines, as modified from time to time (1) "Sponsor's Guidelines", which are the guidelines of the Sponsor and its Affiliated Originators and (2) "Approved Guidelines" which are guidelines of approved Unaffiliated Originators.

         Mortgage Loans that are originated by the Sponsor and its Affiliated Originators are underwritten utilizing the Sponsor's Guidelines. Mortgage Loans that are purchased by the Sponsor and its Affiliated Originators are underwritten utlizing either the Sponsor's Guidelines or the Approved Guidelines.

         Sponsor's Guidelines - The Sponsor's Guidelines consider the value and adequacy of the Mortgaged Property as collateral for the proposed Mortgage Loan but also takes into consideration the mortgagor's credit standing and repayment ability. There are three major steps in the Sponsor's underwriting process: (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the Mortgaged Property, and (3) ensure the loan terms meet those acceptable for that credit grade. On a case by case basis the Sponsor may determine that based on compensating factors, a prospective mortgagor may not strictly qualify under a particular underwriting credit grade risk category but warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and amount of time borrower has lived in the same residence. It is anticipated that a number of the Mortgage Loans underwritten in accordance with the Sponsor's Guidelines will have been originated based on such underwriting exceptions. The Sponsor's Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the Securities.

         In addition to Mortgage Loans originated by the Sponsor and its Affiliated Originators, the Sponsor and its Affiliated Originators may purchase Mortgage Loans from Unaffiliated Originators which were underwritten in accordance with the Sponsor's Guidelines. The Sponsor generally will review or cause to be reviewed only a limited portion of the Mortgage Loans purchased from Unaffiliated Originators for conformity with the Sponsor's Guidelines.

         The Sponsor's Guidelines permit the origination and purchase of mortgage loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, the Sponsor's Guidelines require an analysis of the equity in the Mortgaged Property, the payment history of the borrower, the borrower's ability to repay debt, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV is required for lower gradations of credit quality and higher property values.

         The Mortgage Loans generally are secured by either owner occupied properties (which includes second and vacation homes) or non-owner occupied properties which, in either case are single-family residences (which may be detached, part of a one- to-four family dwelling, a condominium unit, coop or a unit in a planned unit development). The Sponsor's Guidelines generally require that the CLTV of a Mortgage Loan not exceed 100%, after taking into account the amount of any primary mortgage insurance applicable to such Mortgage Loan.

         In most cases, the value of each property proposed as security for a mortgage loan is required to be determined by a full appraisal. A limited appraisal of a property, conducted on a drive-by basis or a "multiple comparable" basis, may be utilized. Two full appraisals are generally required for properties valued over $500,000. Appraisals are required to be completed by qualified professional appraisers.

         The Sponsor's Guidelines provide for the origination of loans under three general loan programs: (i) a full verification program for salaried or self-employed borrowers, (ii) a "lite" documentation program for borrowers who may have income which cannot be verified by traditional methods and (iii) a non-income verification program for salaried and self-employed borrowers. However, the Sponsor's Guidelines allow for certain borrowers with existing loans to refinance such loans with either limited, or no, verification of income. The Sponsor may also purchase pools of mortgage loans which may include some mortgage loans originated under a non-income verification program.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the senior mortgage balance, if any, and the status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

         In connection with purchase-money loans, the Sponsor's Guidelines generally require (x) (i) an acceptable source of downpayment funds, (ii) verification of the source of the downpayment funds and (iii) adequate cash reserves for owner occupied second homes and non-owner occupied properties or (y) adequate equity in the Mortgaged Property.

         Certain laws protect loan applicants by offering them a time frame after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         The Sponsor's Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each Mortgage Loan it purchases. The Sponsor, the related Originator and/or their assignees generally are named as the insured. Where title insurance is not available with respect to a Mortgage Loan, the Sponsor's Guidelines require a property report and title search to evidence that the title or lien position is as indicated on the mortgage loan application.

         The applicant is required to secure property insurance in an amount sufficient to cover the related Mortgage Loan and any senior mortgage. If the sum of the outstanding first mortgage, if any, and the related Mortgage Loan exceeds replacement value (the cost of rebuilding the subject property, which generally does not include land value), insurance equal to replacement value may be accepted. The respective Originator or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Sponsor or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

         One of the Sponsor's programs (the "HIGH LTV PROGRAM") specifically relates to Mortgage Loans with CLTV's in excess of 100%, generally up to a maximum of 125% ("HIGH

LTV LOANS"). Under the High LTV Program, relatively more emphasis in the underwriting analysis is placed on the borrower's payment history and ability to repay debt, rather than on the property value of the related Mortgaged Property. High LTV Loans are generally targeted as debt consolidation loans for repeat or frequent borrowers with generally strong credit ratings. Lending decisions for these loans are based on an analysis of the prospective Mortgagor's documented cash flow and credit history supplemented by a property value evaluation deemed appropriate by the Sponsor.

         With respect to High LTV Loans which are senior liens, the Sponsor requires hazard insurance. For High LTV Loans which are in a junior lien position, the Sponsor requires verification of the existence of hazard insurance at the time of origination, but does not generally require the tracking of such hazard insurance.

         Approved Guidelines - The Originators may purchase Mortgage Loans or pools of Mortgage Loans, in whole or in part, from Unaffiliated Originators. The underwriting guidelines employed by Unaffiliated Originators may deviate from the Sponsor's Guidelines but are approved by the Sponsor prior to their purchasing the Mortgage Loans or pools of Mortgage Loans ("APPROVED GUIDELINES") and are documented as part of the loan sale purchase agreement. The Sponsor or its Affiliated Originators will re-underwrite a representative sample of the Mortgage Loans or pool of Mortgage Loans to ensure that the Mortgage Loans, on a sample basis, are in conformity with the Approved Guidelines. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the Approved Guidelines, or that the quality or performance of Mortgage Loans underwritten pursuant to the Approved Guidelines as described above will be equivalent under all circumstances.

         Bulk Purchases - Bulk Mortgage Loans purchases may be originated by a variety of Originators under several different underwriting guidelines. The Purchases of Bulk Mortgage Loans may not conform to either the requirements of the Sponsor's Guidelines or the Approved Guidelines. The Sponsor generally will cause the Mortgage Loans acquired in a Bulk Purchase to be reunderwritten on a sample basis. Such reunderwriting may be performed by the Sponsor or a third party acting at the direction of the Sponsor.

         REPRESENTATIONS

Representations and warranties will be made in respect of the Mortgage Loans sold to a Trust. Such representations and warranties generally include, among other things, that at the time of the sale to the Trust of each Mortgage Loan:
(i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the related Cut-Off Date;
(ii) each Mortgage Loan being transferred to the Trust which is a real estate mortgage investment conduit ("REMIC") is a qualified mortgage under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the "CODE") and is a Mortgage; (iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling or a multi-family structure, which may include condominiums and townhouses, units in a "planned unit development" ("PUD") complex or a manufactured home; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title, a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

        If a breach of any representation or warranty occurs in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, the Sponsor will be obligated to purchase or cause to be purchase from the related Trust such Mortgage Loan at a price (the "LOAN PURCHASE PRICE") generally equal to the principal balance thereof as of the date of purchase plus one month's accrued interest at the Coupon Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and the Originator's Retained Yield, if any, together with the aggregate amount of all delinquent interest, if any, net of Servicing Advances (as defined herein).

     As to any such Mortgage Loan required to be purchased, rather than repurchase the Mortgage Loan, the Master Servicer may, at its sole option, remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the related Trust and cause the Sponsor to substitute in its place another Mortgage Loan of like kind (a "QUALIFIED REPLACEMENT MORTGAGE") which satisfies the eligibility criteria set forth in the related Pooling and Servicing Agreement. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the prospectus supplement relating to a series of Securities, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code.

     The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Master Servicer in the event the Originator fails to honor such obligation. The foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation.

SUB-SERVICERS

     Each Originator of a Mortgage Loan may act as Sub-Servicer for such Mortgage Loan unless the servicing obligations are released to the Master Servicer or transferred to a servicer approved by the Master Servicer. An Affiliated Originator of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain additional standards with respect to its mortgage loan servicing portfolio, GAAP tangible net worth and other qualifications. In addition, the Master Servicer may engage Sub-Servicers that are not Originators to perform certain servicing functions pursuant to an agreement between the Master Servicer and the Sub-Servicer (a "SUB-SERVICING AGREEMENT").

     A Sub-Servicer may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Securities -- Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-Servicer may also be obligated to deposit amounts in respect of Compensating Interest (as defined herein) to the related Principal and Interest Account in connection with prepayments of principal received and applied to reduce the outstanding principal balance of a Mortgage Loan to zero. No assurance can be given that the Sub-Servicers will carry out their advancing or payment obligations, if any, with respect to the Mortgage

Loans. A Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Sponsor's loan purchase programs, but only with the prior written approval of the Master Servicer.

     As compensation for its servicing duties, the Sub-Servicer may be entitled to receive a fee. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be entitled to reimbursement for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe certain provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries are not complete and are subject to all of the provisions of the Pooling and Servicing Agreement for the related Trust and the related prospectus supplement.

     The Securities will consist of two basic types: (i) Certificates representing beneficial ownership interests in the Mortgage Loans held by the related Trust and (ii) Notes representing debt secured by the Mortgage Loans held by the related Trust. Each series may also include a class or classes of subordinated equity participation securities. Each series or class of Securities may have a different rate of interest (the "PASS-THROUGH RATE"), which may be fixed or adjustable. The related prospectus supplement will specify the Interest Rate for each series or class of Securities, or the initial Pass-Through Rate and the method for determining subsequent changes to the Pass-Through Rate.

     A series may include one or more classes of Securities ("STRIP SECURITIES") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool. A series may include one or more classes of Securities ("ACCRUAL SECURITIES"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance of the related Security (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each payment date.

     A series of Securities may include one or more classes of Securities (collectively, the "SENIOR SECURITIES") that are senior to one or more classes of Securities (collectively, the

"SUBORDINATE SECURITIES") in respect of certain distributions of principal and interest and allocations of losses on the Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

     Each Trust may also issue classes of subordinated equity participation securities which will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the holders of the related Notes or Certificates, as applicable (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the related Notes or Certificates. Such classes of securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes and generally will not be styled as having principal and interest components. Any losses suffered by the related Trust first will generally be absorbed by the related class of residual securities.

     GENERAL PAYMENT TERMS OF SECURITIES.

     Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. The Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and, in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) or if such day is not a business day, the next succeeding business day.

     The related prospectus supplement will describe a date (the "RECORD DATE") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. The Record Date will be either the close of business as of the last day of the calendar month which precedes the related Payment Date or the day immediately prior to such Payment Date.

     The related prospectus supplement and the Pooling and Servicing Agreement will describe a period (a "REMITTANCE PERIOD") prior to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Interest accrued and principal collected on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Master Servicer to the related Trustee prior to the related Payment Date and will be used to distribute payments to Securityholders on such Payment Date. The related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of subsequent Mortgage Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     Neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, any Originator or any of their respective affiliates.

DISTRIBUTIONS

     Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs for a series of Securities, distributions of principal and accrued interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "PAYING AGENT"), to the persons who are registered as Securityholders at the close of business on the Record Date. Interest that accrues and is not payable on a class of Securities will generally be added to the principal balance of each Security of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

PRINCIPAL AND INTEREST ON THE SECURITIES

     The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related prospectus supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different Pass-Through Rate. The related prospectus supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the related accrual period over 360 or on the basis of the actual number of days in the related accrual period over 365.

     On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the percentage interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The "Distribution Amount" for a class of Securities for any Payment Date will be the portion, if any, of the principal distribution amount (as defined in the related prospectus supplement) allocable to such class for such Payment Date, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, less the amount of any deferred interest added to the principal balance of the

Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date and any other interest shortfalls allocable to Securityholders which are not covered by advances or the applicable Credit Enhancement.

     In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related prospectus supplement. Generally, distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

     On or prior to the second business day next preceding the Payment Date (or such earlier day as shall be agreed by the related provider of credit enhancement (the "CREDIT ENHANCER"), if any, and the related Trustee) of the month of distribution (the "DETERMINATION DATE"), the related Trustee will determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Distribution Account is insufficient to cover the amount to be passed through to Securityholders, the related Trustee will be required to notify the related Credit Enhancer, if any, pursuant to the related Pooling and Servicing Agreement for the purpose of funding such deficiency.

FORM OF SECURITIES

     The Securities of each series will be issued as physical certificates ("PHYSICAL CERTIFICATES") in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "SECURITY REGISTRAR") named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related prospectus supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("BOOK-ENTRY SECURITIES"), and will be registered in the name of Cede, the nominee of the Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANT").

     Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

     Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

     DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding

Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

     Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related prospectus supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the prospectus supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

     None of the Company, the Originators, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee or Cedelbank or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of Securities, the Sponsor will direct or request the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with all interest accrued and principal collected in respect of the Mortgage Loans on or after the related Cut-Off Date. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement.

     In connection with the establishment of certain Trusts, the Sponsor may first transfer the related Mortgage Loan to an affiliate and such affiliate will then transfer such Mortgage Loan to the related Trust. The related prospectus supplement will describe any applicable requirements relating to the delivery of documents, such as the related Notes, and the preparation and/or filing of transfer documentation, such as assignments of Mortgage, in connection with the establishment of the related Trust.

     The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related prospectus supplement or in the related Pooling and Servicing Agreement.

     Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee.

PRE-FUNDING; MANDATORY PREPAYMENT

     A Trust may enter into an agreement, which may be the related Pooling and Servicing Agreement, (a "PRE-FUNDING AGREEMENT") with the Sponsor or any affiliate whereby the Sponsor or such affiliate will agree to transfer subsequent Mortgage Loans ("SUBSEQUENT MORTGAGE LOANS") to such Trust following the date on which such Trust is established and the date the related Securities are issued and delivered to the Securityholders (the "CLOSING DATE"). The Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement or in the related Pooling and Servicing Agreement. In addition, the Pre-Funding Agreement states that the Sponsor shall only transfer the Subsequent Mortgage Loans upon the satisfaction of certain conditions.

     If the pre-funding feature is to be used, then the related Trustee will be required to deposit in a segregated account (each, a "PRE-FUNDING ACCOUNT") a portion of the net proceeds received in connection with the sale of one or more classes of Securities of the related series. The subsequent Mortgage Loans will be transferred to the related Trust in exchange for money released by the Trustee from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period (the "PRE-FUNDING PERIOD") during which any such transfers must occur; provided, for a Trust which elects federal income treatment as a REMIC or as a grantor trust, the related Pre-Funding Period will be limited to three months from the startup day of such Trust.

     During the Pre-Funding Period, the monies deposited to the Pre-Funding Account will be invested in eligible investments. As set forth in the related prospectus supplement, on Payment Dates that occur during the Pre-Funding Period or on the Payment Date immediately following the end of the Pre-Funding Period, the Trustee shall distribute the investment earnings on the monies on deposit in the Pre-Funding Account to the holders of the securities as a distribution of interest or may distribute such earnings to the holders of the subordinate equity participation securities.

     The Pre-Funding Agreement or the related Pooling and Servicing Agreement will require that, if all monies originally deposited to such Pre-Funding Account are not so used by the end of the related Pre-Funding Period, then any remaining monies will be applied as a mandatory prepayment of principal of the related classes of Securities.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

     The Master Servicer will deposit or will cause to be deposited into an account (the "PRINCIPAL AND INTEREST ACCOUNT") on a daily basis, but generally no later than two (2) business days following receipt, certain payments of accrued interest on or after the Cut-Off Date or principal received on or after the Cut-Off Date. As specifically set forth in the related Pooling and Servicing Agreement, such deposit shall include:

          (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "DUE DATE") ("PRINCIPAL PREPAYMENTS"), on the Mortgage Loans comprising a Trust Estate;

          (ii) all payments on account of accrued interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Master Servicer, if any, as its servicing fee or other compensation and any interest accrued prior to the related Cut-off Date;

          (iii) all amounts received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("LIQUIDATION PROCEEDS"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool, other than the premiums paid with respect to or the proceeds of credit life insurance policies, except as may be described in the related prospectus supplement, (together with any payments under any letter of credit, "INSURANCE PROCEEDS") or proceeds from any alternative arrangements established in lieu of any such insurance, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (such amounts, net of related unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances of the Master Servicer or by the related Sub-Servicer, "NET LIQUIDATION PROCEEDS");

          (iv) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Sponsor, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations," "--Assignment of Mortgage Loans" above;

          (v) any amounts required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account;

          (vi) any amounts required to be deposited in connection with the liquidation of the related Trust Estate; and

          (vii) any amounts required to be transferred from the Distribution Account (as defined below) to the Principal and Interest Account.

     In addition to the Principal and Interest Account, the Sponsor shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on each series of Securities (the "DISTRIBUTION ACCOUNT"). The Principal and Interest Account and the Distribution Account each must be maintained with a Designated Depository Institution. A "DESIGNATED DEPOSITORY INSTITUTION" is an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which have a rating satisfactory to the Rating

Agencies and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, (v) approved in writing by each Rating Agency and (v) an entity satisfying any other requirements which may be set forth in the related Pooling and Servicing Agreement; provided, however, that any such institution or association will generally be required to have combined capital, surplus and undivided profits of at least $50,000,000.

     Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated at a level satisfactory to one or more Rating Agencies if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity. The Distribution Account, the Principal and Interest Account and other accounts described in the related prospectus supplement are collectively referred to as "Accounts".

     All funds in the Distribution Account shall be invested and reinvested by the Trustee for the benefit of the Securityholders and the related Credit Enhancer, if any, as directed by the Master Servicer, in certain defined obligations set forth in the related Pooling and Servicing Agreement ("ELIGIBLE INVESTMENTS"). The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by it that have been deposited into the Principal and Interest Account. All funds in the Principal and Interest Account will be required to be held (i) uninvested, up to limits insured by the FDIC or (ii) invested by the Master Servicer in Eligible Investments. The Master Servicer will be entitled to net investment proceeds realized with respect to the funds on deposit in the Principal and Interest Account.

     On a specified day preceding each Payment Date (the "REMITTANCE DATE"), the Master Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit in the applicable Distribution Account, in immediately available funds, (i) the amount to be distributed therefrom to Securityholders on such Payment Date, (ii) any amounts required to be transferred to the Distribution Account from a Reserve Fund (as described under "Credit Enhancement" below), (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans and (iv) any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Master Servicer will also remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Master Servicer as described herein under "--Advances." The Trustee will cause all payments received by it from any Credit Enhancer to be deposited in the Distribution Account not later than the related Payment Date.

     The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to the Originator's Retained Yield generally will not be deposited into the


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
Principal and Interest Account, but will be paid over to the parties entitled thereto as provided in the related Pooling and Servicing Agreement.

WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT

     The Master Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

          (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Mortgage Loans; Deposits to Distribution Account" above;

          (ii) to reimburse itself or any Sub-Servicer for any accrued and unpaid Servicing Fees and for Delinquency Advances and Servicing Advances (each as defined herein) related to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made;

          (iii) to reimburse itself for any Delinquency Advances or Servicing Advances determined in good faith not to be recoverable from the related Mortgage Loan, such reimbursement to be made from any funds in the Principal and Interest Account;

          (iv) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (v) to pay the Sponsor or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired) if previously deposited;

          (vi) to pay to the Sponsor interest accrued and principal collected prior to the related Cut-Off Date;

          (vii) to withdraw amounts that have been deposited in the Principal and Interest Account in error;

          (viii) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities"; and

          (ix) to invest in Eligible Investments.

ADVANCES

     The Master Servicer or any Sub-Servicer will be required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions (net of the Servicing Fees and the Originators' Retained Yield) accrued, but not collected, with respect to delinquent Mortgage Loans directly serviced by the Master Servicer during the prior Remittance Period, but only if, in its good faith business judgment, the Master Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. As may be described in the related prospectus supplement, the Master Servicer may also be required to advance delinquent payments of principal. Any such amounts so advanced are "DELINQUENCY ADVANCES". The Master Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period, and will be required to deposit into the Principal and Interest Account with respect thereto
(i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. No Delinquency Advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such Delinquency Advance would not ultimately be recoverable from the related Mortgage Loan (any such advance, a "NONRECOVERABLE DELINQUENCY ADVANCE"); and if previously made by the Master Servicer, a Nonrecoverable Delinquency Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distributions being made to the related Securityholders. A Sub-Servicer will be permitted to fund its payment of Delinquency Advances as set forth in the related Sub-Servicing Agreement.

     A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due plus any applicable grace period.

     On or prior to each Remittance Date, the Master Servicer (or Sub-Servicer) will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Mortgage Loan directly serviced by such Servicer during the related Remittance Period, out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the related Servicing Fees and the Originators' Retained Yield, if any) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee and the Originators' Retained Yield, if any) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by such Servicer, "COMPENSATING INTEREST"). No Servicer shall be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate related Servicing Fees received by such Servicer with respect to all Mortgage Loans directly serviced by such Servicer for such Remittance Period.

     Each Servicer will also be obligated to make Servicing Advances on a timely basis. "SERVICING ADVANCES" means any "out-of-pocket" costs and expenses, incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation ("PRESERVATION EXPENSES"), (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep liens current, unless with respect to any of the foregoing the Servicer has determined that such advance would not be recoverable. No Servicing Advance will be required to be made by the Servicer, if in the good faith judgment of the Servicer, such Servicing Advance would not be recoverable from the related Mortgage Loan (any such advance, a "NONRECOVERABLE SERVICING ADVANCE"); and if previously made by the Servicer, a Nonrecoverable Servicing Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distribution being made to Securityholders.

     Notwithstanding the foregoing, if the Master Servicer or one of its affiliated Sub-Servicers exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Master Servicer will net from the purchase price all related advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make advances may be supported by the Credit Enhancer as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related prospectus supplement, the Securities may also be downgraded.

REPORTS TO SECURITYHOLDERS

     With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related prospectus supplement and the related Pooling and Servicing Agreement.

     In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the Remittance Period, as more specifically described in the related prospectus supplement and the related Pooling and Servicing Agreement, which generally will include information with respect to the number and percentage of delinquent Mortgage Loans, the number of Mortgage Loans in foreclosure or Mortgagors in bankruptcy proceedings and REO Properties (as defined herein).

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

     The duties of the Master Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances to the extent described in the related Pooling and Servicing Agreement. The Master Servicer is required to follow its customary standards, policies and procedures in performing its duties as Master Servicer.

     The Master Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Mortgage Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property or the timing of receipt of any payments required thereunder (in each case other than a modification or forbearance as permitted by the related Pooling and Servicing Agreement); and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

     The related Pooling and Servicing Agreement will require the Master Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Master Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall generally not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Relief Act of 1940, as amended (the "RELIEF ACT") in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to such Relief Act.

     When a Mortgaged Property (other than Mortgaged Property subject to an ARM
Loan) has been or is about to be conveyed by the Mortgagor, the Master Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would materially and adversely affect the interests of Securityholders or the related Credit Enhancer (whose consent may be required) or jeopardize coverage under any primary insurance policy or applicable Credit Enhancement arrangements. In such event, the Master Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement and may require the consent of the related Credit Enhancer, if any.

     An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Sub-Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" herein.

     The Master Servicer will generally have the right under the Pooling and Servicing Agreement to approve applications of Mortgagors seeking consent for
(i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for consent may be approved by the Master Servicer unless: (i) the provisions of the related Mortgage Note and Mortgage have been complied with; (ii) the credit profile of the related Mortgage Loan after any release is generally consistent with the Sponsor's Originator Guide then applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not reduced.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer shall foreclose upon or otherwise comparably effect the ownership of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO PROPERTY"). In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making Servicing Advances for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. The Master Servicer shall sell any REO Property within three years of its acquisition by the Trust. The Pooling and Servicing Agreements generally will permit the Master Servicer to cease further collection and foreclosure activity if the Master Servicer reasonably determines that such further activity would not increase collections or recoveries to be received by the related Trust with respect to the related Mortgage Loan. In addition, any required advancing may be permitted to cease at this point.

     Notwithstanding the generality of the foregoing provisions, the Master Servicer will be required to manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or to prevent the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall, either itself or through an agent selected by the Master Servicer, protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

     The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan." A Mortgage Loan which is "charged-off", i.e., as to which the Master Servicer ceases further collection and/or foreclosure activity as a result of a determination that such further actions will not increase collections or recoveries to be received by the related Trust is also a Liquidated Mortgage Loan.

     If a loss is realized on a defaulted Mortgage Loan or REO Property upon the final liquidation thereof that is not covered by any applicable form of Credit Enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related prospectus supplement or Pooling and Servicing Agreement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of Credit Enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement."

HAZARD INSURANCE POLICIES

     Generally, the terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for such Mortgage Loan. With respect to High LTV Loans which are in a junior lien position, the Sponsor requires that a hazard insurance policy exist at the time such High LTV Loan is originated; however, the Master Servicer may, but generally does not, track such hazard insurance after origination. Additionally, the Pooling and Servicing Agreement will generally require the Master Servicer to cause to be maintained with respect to each Mortgage

Loan, except for certain High LTV Loans which are in a junior lien position, a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the premises.

     If a Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will generally be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis, (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Master Servicer will be required to indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain such flood insurance.

     In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and flood hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

                        DESCRIPTION OF CREDIT ENHANCEMENT

     GENERAL

     Each series of Securities shall have the benefit of Credit Enhancement comprised of one or more of the following components. To the extent that the Credit Enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

     Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Loans in the related Trust Estate. Credit Enhancement may be in the form of (i) the subordination of one or more classes of

Subordinate Securities to provide credit support to one or more classes of Senior Securities, (ii) the use of a financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit or other third party guarantees, or (iii) the use of a cross-support feature or overcollateralization, or (iv) any combination of the foregoing. Any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or are not covered by the Credit Enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies.

     The descriptions of any insurance policies or bonds described in this Prospectus or any prospectus supplement and the coverage thereunder are not complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

     FINANCIAL GUARANTY INSURANCE POLICIES

     A financial guaranty insurance policy or surety bond ("FINANCIAL GUARANTY INSURANCE POLICY") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "FINANCIAL GUARANTY INSURER") will be described in the related prospectus supplement. Such description will include financial information with respect to the related Financial Guaranty Insurer.

     A Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by an agent of the Trustee (an "INSURANCE PAYING AGENT") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related prospectus supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related prospectus supplement (the "INSURED PAYMENT").

     Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Loan level and only to specified Mortgage Loans.

     The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related prospectus supplement. Financial Guaranty Insurance Policies may have limitations including limitations on the Financial Guaranty Insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments. In addition, Insured Payments will generally not be available to cover interest shortfalls arising from the application of the Relief Act.

     Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.


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
     CROSS SUPPORT

     The beneficial ownership of separate groups of assets included in a Trust or the obligations to make payments secured by a pledge of a separate group of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to one class of Securities may be made from excess amounts available from other asset groups within the same Trust which support other classes of Securities. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the prospectus supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

     OVERCOLLATERALIZATION

     Subordination provisions of a Trust may be used to accelerate the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

     SUBORDINATION

     The subordination of one or more classes of subordinate securities provides credit support to the related Senior Securities. With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related prospectus supplement. Generally, the amount available for contribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related prospectus supplement and the related Pooling and Servicing Agreement, prior to allocation to the Subordinate Securities of such series. In the event of any realized losses on Mortgage Loans, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders.

     LETTER OF CREDIT

     If any component of Credit Enhancement as to any series of Securities is to be provided by a letter of credit (the "LETTER OF CREDIT"), a bank (the "LETTER OF CREDIT BANK") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or support the Sponsor's or any other person's obligation pursuant to a purchase obligation to make certain payments to the Trustee with respect to one or more components of Credit Enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of Credit Enhancement, will be specified in the applicable prospectus supplement and the related Pooling and Servicing Agreement. The Letter of Credit will expire on the expiration date set forth in the related prospectus supplement and the related Pooling and Servicing Agreement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Trustee (or other obligor under a purchase obligation) will be required to make the payments specified in the related prospectus supplement and the related Pooling and Servicing Agreement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

     MORTGAGE POOL INSURANCE POLICIES

     Any mortgage pool insurance policy ("MORTGAGE POOL INSURANCE POLICY") which may be obtained by the Sponsor for each related Trust Estate will be issued by an insurer (the "POOL INSURER") named in the related prospectus supplement. Each Mortgage Pool Insurance Policy will cover any loss by reason of default but will not cover the portion of the principal balance of any Mortgage Loan required to be covered by any primary mortgage insurance policy. The amount and terms of such coverage will be as set forth in the related prospectus supplement and the related Pooling and Servicing Agreement.

     SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a "SPECIAL HAZARD INSURANCE POLICY") which may be obtained by the Sponsor for a Trust Estate will be issued by the insurer named in the related prospectus supplement. Each Special Hazard Insurance Policy will protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related prospectus supplement and the related Pooling and Servicing Agreement.

     Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Coupon Rate to the date of claim settlement and certain expenses incurred by the Master Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "SPECIAL HAZARD INSURER"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above, reduced by the net proceeds of the sale of the property.

     BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then-outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "DEFICIENT VALUATION"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage Coupon Rate (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "BANKRUPTCY LOSSES"). Any bankruptcy bond ("BANKRUPTCY BOND") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Sponsor for a Trust Estate will be issued by an insurer named in the related prospectus supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable prospectus supplement and the related Pooling and Servicing Agreement.

     RESERVE FUNDS

     If so provided in the related prospectus supplement, the Sponsor will deposit or cause to be deposited in an account (a "RESERVE FUND") any combination of cash, one or more irrevocable letters of credit or one or more Eligible Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternate or in addition to such deposit, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, on any subordinated equity participation security or from the Originator's Retained Yield or otherwise. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances or may be used for other purposes.

     OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the prospectus supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating Coupon Rate, the Trust may include an interest rate swap contract, an


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
interest rate cap agreement or similar contract providing limited protection against interest rate risks.

     REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any of the Credit Enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, or any alternative form of Credit Enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any Credit Enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable Credit Enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, the Sponsor thereafter will not be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other Credit Enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then current, albeit downgraded, rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of Credit Enhancement will result in a release of all or a portion of the assets in the Reserve Fund to any of the holders of the subordinated equity participation certificates, the Sponsor, the Master Servicer, one or more Originators or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                                   THE SPONSOR

     The Sponsor, Advanta Conduit Receivables, Inc., was incorporated in the State of Nevada in March, 1994. It is a direct subsidiary of Advanta Mortgage Conduit Services, Inc., and an affiliate of Advanta Mortgage Corp. USA. The Sponsor was formed as a special purpose finance subsidiary to facilitate certain issuances of Securities.

     The Sponsor maintains its principal office at 10790 Rancho Bernardo Road, San Diego, California 92127. Its telephone number is (619) 674-1800.

                               THE MASTER SERVICER

     Advanta Mortgage Corp. USA or its affiliates will act as the Master Servicer for a series of Securities. Advanta Mortgage Corp. USA is a Delaware corporation incorporated in 1983. It is a nationwide servicer of first and junior lien loans. Advanta Mortgage Corp. USA has centralized servicing functions located in San Diego, California.


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
     Advanta Mortgage Corp. USA was acquired by Advanta Corp., a Delaware corporation ("ADVANTA PARENT") in September, 1986 and is an indirect subsidiary of Advanta Parent. The Master Servicer is an affiliate of Advanta National Bank, a national banking association domiciled in Delaware and Advanta Bank Corp., a Utah industrial loan corporation, and the parent of Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Finance Corp. and Advanta Mortgage Conduit Services, Inc.

                       THE POOLING AND SERVICING AGREEMENT

     As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement. The summaries are not complete and are subject to all of the provisions of the Pooling and Servicing Agreement for the related Trust and the related prospectus supplement.

            SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Each servicer, whether the Master Servicer or any Sub-Servicer, will retain a fee in connection with its servicing activities for each series of Securities equal to the percentage per annum specified in the related prospectus supplement (the "SERVICING FEE"), generally payable monthly with respect to each Mortgage Loan directly serviced by such Servicer at one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month.

     In addition to the Servicing Fee, each Servicer will generally be entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, modification fees, late payment charges, any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement and similar items.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative Credit Enhancement arrangements, payment of the fees and disbursements of the Trustee or of any firm of independent, nationally recognized certified public accountants, the custodian appointed by the Trustee, if any, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Master Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).


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
EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement will require the Master Servicer to deliver annually to the Trustee and any Credit Enhancer, an annual officers' certificate to the effect that the Master Servicer has fulfilled its obligations under such Pooling and Servicing Agreement throughout the preceding calendar year.

     Each Pooling and Servicing Agreement will require the Master Servicer to cause to be delivered to the Trustee and any Credit Enhancer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has examined certain documents and records relating to the servicing of Mortgage Loans by the Master Servicer and that, based on such examination, such firm is of the opinion that the servicing has been conducted in compliance with Pooling and Servicing Agreements similar to the applicable Pooling and Servicing Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such letter.

     Copies of the annual accountants' statement and the annual statement of officers of the Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

     Each Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the related Pooling and Servicing Agreement. The Trustee, the Securityholders or a Credit Enhancer, if applicable, will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Master Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Master Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Master Servicer shall continue in default with respect thereto for a specified period, generally of sixty (60) days, after notice by the Trustee or any Credit Enhancer (if required by the Pooling and Servicing Agreement) of said failure; or (c) the failure of the Master Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Credit Enhancer, for a specified period, generally of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof.

     The Pooling and Servicing Agreement may also provide that the related Credit Enhancer may remove the Master Servicer upon the occurrence of any of certain events, subject to the applicable cure periods set forth in the related Pooling and Servicing Agreement, including:

          (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Pool will be less than the related distribution amount on the classes of credit enhanced securities in respect of such Payment Date; provided, however, that the Credit Enhancer generally will have no right to remove the Master Servicer pursuant to the provision described in this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Credit Enhancer that such event was due to circumstances beyond the control of the Master Servicer;

          (ii) the failure by the Master Servicer to make any required Servicing Advance;

          (iii) the failure of the Master Servicer to perform one or more of its material obligations under the Pooling and Servicing Agreement; or

          (iv) the failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest;

provided, however, that prior to any removal of the Master Servicer by the related Credit Enhancer pursuant to clauses (i), (ii) or (iii) above the Master Servicer shall first have been given, by the related Credit Enhancer, notice of the occurrence of one or more of the events set forth in clauses (i) or (ii) above and the Master Servicer shall not have remedied, or shall not have taken action satisfactory to such Credit Enhancer to remedy, such event or events within a specified period, generally 30 days (60 days with respect to clause
(iii)) after the Master Servicer's receipt of such notice; and provided, further that in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest as described in clause (iv) above, such removal shall be effective (without the requirement of any action on the part of such Credit Enhancer or of the Trustee) not later than a shorter specified period, generally not in excess of five business days, following the day on which the Trustee notifies an authorized officer of the Master Servicer that a required Delinquency Advance or to pay any Compensating Interest has not been received by the Trustee.

     AMENDMENTS

     The Trustee, the Sponsor and the Master Servicer may at any time and from time to time, with the prior approval of the related Credit Enhancer, if required, but without the giving of notice to or the receipt of the consent of the Securityholders, amend a Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (x) (i) curing any ambiguity, or correcting or supplementing any provision of such Pooling and Servicing Agreement which may be inconsistent with any other provision of the Pooling and Servicing Agreement, (ii) in connection with a Trust making REMIC elections, if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a REMIC residual security to a Disqualified Organization (as such term is defined in the Code) or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Securityholder (without its written consent) or (y) such other purposes set forth in the related Pooling and Servicing Agreement.


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
     Each Pooling and Servicing Agreement may also be amended by the Trustee, the Sponsor and the Master Servicer at any time and from time to time, with the prior written approval of the related Credit Enhancer, if required, and not less than a majority of the Securityholders represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or (b) change the aforesaid percentages of Securityholders which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

TERMINATION; RETIREMENT OF SECURITIES

     Each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of the outstanding principal balances of the Securities issued by the Trust from amounts other than those available under, if applicable, the related Credit Enhancement of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate (if the related Trust is a REMIC) is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer or any of its affiliated Sub-Servicers or, if applicable, the related Credit Enhancer at the price specified in the related prospectus supplement. The exercise of such right will effect earlier than expected retirement of that series of Securities, but the right of the Master Servicer or any of its affiliated Sub-Servicers to so purchase, is subject to the aggregate principal balance of the Mortgage Loans or the related Securities, as applicable, for that series as of any Remittance Date being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Loans or the related Securities, as applicable, at the Cut-Off Date for that series. The prospectus supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.


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
THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. Each Pooling and Servicing Agreement will provide that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     The Trustee may execute any of the trusts or powers granted by each Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

     Pursuant to each Pooling and Servicing Agreement, the Trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

     Each Pooling and Servicing Agreement will permit the removal of the Trustee upon the occurrence and continuance of certain events, including, without limitation, the failure of the Trustee to satisfy the relevant eligibility requirements and the insolvency of the Trustee.

     If an event described above occurs and is continuing, then, and in every such case (i) the Sponsor, (ii) the Securityholders (on the terms set forth in the related Pooling and Servicing Agreement), or (iii) if there is a Credit Enhancer, such Credit Enhancer may, whether or not the Trustee has resigned, immediately, concurrently with the giving of notice to the Trustee, and without delay, appoint a successor Trustee pursuant to the terms of the Pooling and Servicing Agreement.

     The Trustee will be liable under the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee therein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee will be under any liability on any Security or otherwise to any Account, the Sponsor, the Master Servicer or any Securityholder for any action taken or for refraining from the taking of any action in good faith under a Pooling and Servicing Agreement, or for errors in judgment; provided, however, that such provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

                              YIELD CONSIDERATIONS

     The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass-Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related prospectus supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

     A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate, a variable Pass-Through Rate or adjustable Pass-Through Rate, as specified in the related prospectus supplement, calculated based on the weighted average of the Coupon Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "NET COUPON RATE")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related prospectus supplement, or at such other variable rate as may be specified in the related prospectus supplement.

     The aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Coupon Rates on the ARM Loans and by changes in the Pass-Through Rates of the related Securities. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans, or repurchases due to conversions of ARM Loans to a fixed rate. See "Mortgage Loan Program--Representations" and "Descriptions of the Securities--Assignment of Mortgage Loans" above. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     With respect to certain of the ARM Loans, the Coupon Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Sponsor's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Coupon Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger monthly payments following the adjustment of the Coupon Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The prospectus supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related


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Mortgage Pool. Generally, the mortgage loans may be prepaid in full or in part at any time although the related mortgagor may be required to pay a prepayment penalty or premium. Such prepayment penalties will generally not be property of the related trust. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

     With respect to Balloon Loans, payment of the full outstanding principal balance on such Balloon Loan (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan Coupon Rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Sponsor, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. The Mortgage Loans will generally contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.


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     Although the Coupon Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, (i) not increase or decrease such Coupon Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Coupon Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage market interest rate rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Coupon Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then current Coupon Rates on ARM Loans that the rate of prepayment of ARM Loans may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

     In addition, and as may be described in the related prospectus supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

     Under certain circumstances, the Master Servicer or any of its affiliated Sub-Servicers or, if applicable, the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing Agreement--Termination; Retirement of Securities."

           CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries are not complete, do not reflect the laws of any particular state and do not encompass the laws of all states in which the Mortgaged Properties may be situated.

GENERAL

     The Mortgage Loans will be represented by a Mortgage Note and an accompanying Mortgage. Pursuant to the Mortgage Note, the Mortgagor is personally liable to repay the indebtedness evidenced by the Mortgage Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.


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ENFORCEMENT OF THE MORTGAGE NOTE

     Pursuant to the Mortgage Note, the related Mortgagor is personally liable to repay the indebtedness evidenced by the Mortgage Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of


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interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

DEEDS OF TRUST OR MORTGAGES

     The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a


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power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of Securities, the Mortgage Loans also may consist of Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by cooperatives, which are private corporations that are entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, also is responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord generally is subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.


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     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the nonjudicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.


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     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

FORECLOSURE ON SHARES OF COOPERATIVES

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement usually will constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to


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the cooperative's right to sums due under such proprietary lease or occupancy agreement or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements generally also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     In New York, foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


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ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In some states, however, such a lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the prospectus supplement indicates otherwise, generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing a Coupon Rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults


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
under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

     Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine, provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

     Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.


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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     As indicated above under "Mortgage Loan Program--Representations," representations will be made that each Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Coupon Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("TITLE VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), members of all branches of the military on active duty, including draftees and reservists on active duty, (i) are entitled to have interest rates reduced and capped at 6% per


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
annum, on obligations (including mortgage loans) incurred prior to the commencement of active duty for the duration of active duty, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to active duty for the duration of active duty and (iii) may have the maturity of such obligations incurred prior to active duty extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty. However, the benefits of (i), (ii) or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by active duty, the court may apply equitable principles accordingly. If a Mortgagor's obligation to repay amounts otherwise due on a Mortgage Loan is relieved pursuant to the Relief Act, none of the related Trust, the Servicer, the Sponsor, any Credit Enhancer nor the related trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the securityholders. Unless otherwise specified in the related prospectus supplement, any shortfalls in collections of interest and principal on the Mortgage Loans resulting from application of the Relief Act will be allocated to each class of Securities that is entitled to receive interest and principal in respect of such Mortgage Loans in proportion to the interest and principal that each such class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such shortfall not occurred. Thus, in the event that the Relief Act or similar legislation or regulations apply to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below is a summary and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

     The following discussion addresses securities of five general types: (i) securities ("GRANTOR TRUST SECURITIES") representing interests in a Trust Estate (a "GRANTOR TRUST ESTATE") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC SECURITIES") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "CODE"); (iii) securities ("DEBT SECURITIES") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loan and (iv) securities ("PARTNERSHIP


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
INTERESTS") representing interests in a Trust Estate (a "PARTNERSHIP") that is intended to be treated as a partnership under the Code and (v) securities ("FASIT SECURITIES") representing interests in a Trust Estate, or portion thereof, which the Sponsor will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Certificates that do not have a principal balance.

GRANTOR TRUST SECURITIES

     With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the prospectus. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

     For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

     Special Tax Attributes

     Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In


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
addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code. We will file such opinion with the Commission on Form 8-K within fifteen days after the initial issuance of such Securities or as a post-effective amendment to the prospectus.

     Taxation of Holders of Grantor Trust Securities

     Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

     Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

     Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market


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
discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

     Grantor Trust Reporting

     The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

     If provided in a related prospectus supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that, assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. We will file such opinion with the Commission on Form 8-K within fifteen days after the initial issuance of such Securities or as a post-effective amendment to the prospectus. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC TRUST." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The prospectus supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a "REMIC REGULAR SECURITY") or a residual interest (a "REMIC RESIDUAL SECURITY").

     A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

     Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC REGULATIONS") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.


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
SPECIAL TAX ATTRIBUTES

     REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs and FASITs.

     Taxation of Holders of REMIC Regular Securities

     Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "SETTLEMENT DATE") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Taxation of Holders of REMIC Residual Securities

     Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

     The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities


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of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

     The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

     Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the related Prepayment Assumption as defined in the related prospectus supplement (the "PREPAYMENT ASSUMPTION")(see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

     The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.


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     A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

     Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

     A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

     Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.


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     In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

     The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

     In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

     Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

     Taxes on a REMIC Trust

     Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset


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purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

     Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

     Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sales of REMIC Securities

     General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any


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market discount includible in income under the rules described below under
"--Discount and Premium."

     If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

     Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

     The term "DISQUALIFIED ORGANIZATION" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related prospectus supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.


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     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

     The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of


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the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

     Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

     Termination

     In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

DEBT SECURITIES

     General

     With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Special Tax Attributes

     As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.


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     Sale or Exchange of Debt Securities

     If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

     Debt Securities Reporting

     The Trustee will furnish to each beneficial owner of a Debt Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Coupon Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable beneficial owners of Debt Securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

     With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. We will file such opinion with the Securities and Exchange Commission on Form 8-K within fifteen (15) days after the initial issuance of such Securities or as a post-effective amendment to the prospectus. Accordingly, each Holder a Partnership Interest will generally be treated as the owner of an interest in the Mortgage Loans.

     Special Tax Attributes

     As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.


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     Taxation of Beneficial Owners of Partnership Interests

     If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each Holder of a Partnership Interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

     The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

     In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a Holder of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

     Substantially all of the taxable income allocated to a Holder of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale or Exchange of Partnership Interests

     Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A Holder's tax basis in a Partnership Interest will generally equal the Holder's cost increased by the Holder's share of Trust income and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A Holder acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).


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     Any gain on the sale of a Partnership Interest attributable to the Holder's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a Holder of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a Holder sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code.

     Partnership Reporting

     The Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each Holder's allocable share of items of Trust income and expense to Holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the Holders of the Partnership Interests. Generally, Holders of a Partnership Interest must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Holder of a Partnership Interest notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the Holders and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each Holder (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three (3) years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Holder of a Partnership Interests, and, under certain circumstances, a Holder of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An


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adjustment could also result in an audit of the beneficial owner of a
Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT SECURITIES

     If provided in a related prospectus supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The prospectus supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). We will file such opinion with the Securities and Exchange Commission on Form 8-K within fifteen (15) days after the initial issuance of such Securities or as a post-effective amendment to the prospectus.

     Special Tax Attributes

     FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

     Taxation of Beneficial Owners of FASIT Regular Securities

     A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a


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FASIT Regular Security will be treated as ordinary income to the Holder, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Holders must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See "Discount and Premium" below.

     In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (Sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

     Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Sponsor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than five (5%) percentage points higher than the related applicable Federal rate (as defined in Code Section 1274(d)). A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic


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corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

DISCOUNT AND PREMIUM

     A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount

     In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price" The "issue price" of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The "stated redemption price at maturity" of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to Holders, bankers and middlemen information with respect to the original issue discount accruing on the Securities.


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     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related prospectus supplement by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

     Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.


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     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

     A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount

     A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire


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
a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Securities Purchased at a Premium

     A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "PREMIUM SECURITY") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

     Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its


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
issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

     Special Election

     For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The Internal Revenue Service recently issued final regulations (the "WITHHOLDING REGULATIONS"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect.

FOREIGN INVESTORS

     The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.


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
     Grantor Trust Securities and REMIC Regular Securities

     Distributions made on a Grantor Trust Security or a REMIC Regular Security to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

     REMIC Residual Securities

     Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

     Partnership Interests

     Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the


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Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

     FASIT Regular Securities

     Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

     THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "PLAN") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and


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
other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as deemed in
Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any such Plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "PLAN ASSETS REGULATION") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 83 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

     The DOL has issued to various underwriters individual prohibited transaction exemptions (the "UNDERWRITER EXEMPTIONS"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

     Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;


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
          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Rating Services, a division of The McGraw Hill Companies ("STANDARD & POOR'S"), Moody's Investors Service ("MOODY'S"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("FITCH" and, collectively, the "RATING AGENCIES");

          (4) the trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the obligations to the trust estate represents not more than the fair market value of such obligations; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

          (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

     The trust estate must also meet the following requirements:

          (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any Financial Guaranty Insurer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "RESTRICTED GROUP").

     In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

     The Underwriter Exemptions will not be available for Securities which are Notes. However, under the Plan Assets Regulation, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. Even if the Notes were treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:
PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.


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CONSULTATION WITH COUNSEL

     The prospectus supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            LEGAL INVESTMENT MATTERS

     Certain classes of Securities offered hereby and by the related prospectus supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The related prospectus supplement will describe whether or not the Securities will constitute "mortgage related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult with their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of Securities will be applied by the Sponsor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Securities or will be used by the Sponsor for general corporate purposes. The Sponsor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

     The prospectus supplement relating to each series of Securities will set forth the specific terms of the offering of such series of Securities, the names of the underwriters, the proceeds to the Sponsor or its affiliates from such sale and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Sponsor by Dewey Ballantine LLP, New York, New York, by the office of the general counsel of the Sponsor or such other counsel identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     The Sponsor has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Sponsor will be provided by the Sponsor upon request with a copy of the most recent financial statements of the Sponsor.

     A new Trust will be formed to own the Trust Estate and to issue each series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described herein and in the related prospectus supplement. Accordingly, no financial statements with respect to such Trusts will be included in this prospectus or in any prospectus supplement

     A prospectus supplement and the related Current Report on Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

     This prospectus, together with the prospectus supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                                                                     Page
                                                                                                                     ----
Accounts.........................................................................................................      43
Accrual Securities...............................................................................................      35
Actuarial Loans..................................................................................................      27
Adjustable Rate Loan.............................................................................................      24
Advanta Parent...................................................................................................      56
Affiliated Originators...........................................................................................      23
Approved Guidelines..............................................................................................      30
APR..............................................................................................................      29
ARM Loan.........................................................................................................      24
Balloon Amount...................................................................................................      25
Balloon Loans....................................................................................................      25
Bankruptcy Bond..................................................................................................      54
Bankruptcy Losses................................................................................................      54
Book-Entry Securities............................................................................................      38
Certificates.....................................................................................................      22
Closing Date.....................................................................................................      41
CLTV.............................................................................................................      28
Code.............................................................................................................      33
Compensating Interest............................................................................................      45
Contracts........................................................................................................      29
Conventional Loans...............................................................................................      23
Convertible Mortgage Loan........................................................................................      26
Cooperative Loans................................................................................................      23
Cooperative Notes................................................................................................      23
Coupon Rate......................................................................................................      24
Credit Enhancement...............................................................................................      22
Credit Enhancer..................................................................................................      38
Cut-Off Date.....................................................................................................      28
Date of Payment Loans............................................................................................      26
DCR..............................................................................................................      98
Debt Securities..................................................................................................      73
Debt Service Reduction...........................................................................................      54
Deficient Valuation..............................................................................................      54
Deleted Mortgage Loan............................................................................................      34
Delinquency Advances.............................................................................................      45
Delinquent.......................................................................................................      45
Designated Depository Institution................................................................................      42
Determination Date...............................................................................................      38
Disqualified Organization........................................................................................      82
Distribution Account.............................................................................................      42
Distribution Amount..............................................................................................      37
DOL..............................................................................................................      97
DTC..............................................................................................................      38

Due Date.........................................................................................................      42
Eligible Investments.............................................................................................      43
Equity Interest..................................................................................................      97
ERISA............................................................................................................      96
FASIT............................................................................................................      73
FASIT Securities.................................................................................................      74
FASIT Trust......................................................................................................      88
FHLMC............................................................................................................      30
Financial Guaranty Insurance Policy..............................................................................      51
Financial Guaranty Insurer.......................................................................................      51
Fitch............................................................................................................      98
Fixed Rate Loan..................................................................................................      24
FNMA.............................................................................................................      30
Forward Purchase Agreement.......................................................................................      41
Fully Taxable Bonds..............................................................................................      93
Garn-St. Germain Act.............................................................................................      70
General Partnership Interest.....................................................................................      36
Grantor Trust Estate.............................................................................................      73
Grantor Trust Fractional Interest Security.......................................................................      74
Grantor Trust Securities.........................................................................................      73
Grantor Trust Strip Security.....................................................................................      74
High LTV Loans...................................................................................................      31
High LTV Program.................................................................................................      31
Holder...........................................................................................................      73
Hybrid ARMs......................................................................................................      25
Indenture........................................................................................................      22
Indenture Trustee................................................................................................      22
Index............................................................................................................      24
Indirect Participant.............................................................................................      38
Insurance Paying Agent...........................................................................................      51
Insurance Proceeds...............................................................................................      42
Insured Payment..................................................................................................      51
IRS..............................................................................................................      76
issue price......................................................................................................      90
Junior Lien......................................................................................................      28
Letter of Credit.................................................................................................      52
Letter of Credit Bank............................................................................................      52
Liquidated Mortgage Loan.........................................................................................      49
Liquidation Proceeds.............................................................................................      42
Loan Purchase Price..............................................................................................      33
Lockout Periods..................................................................................................      26
LTV..............................................................................................................      28
Manufactured Homes...............................................................................................      29
Master Servicer..................................................................................................      22
Modified Loans...................................................................................................      25
Monthly Pay......................................................................................................      26

Moody's..........................................................................................................      98
Mortgage.........................................................................................................      23
Mortgage Assets..................................................................................................      22
Mortgage Loans...................................................................................................      22
Mortgage Notes...................................................................................................      23
Mortgage Pool....................................................................................................      22
Mortgage Pool Insurance Policy...................................................................................      53
Mortgaged Properties.............................................................................................      23
Mortgagor........................................................................................................      26
Net Coupon Rate..................................................................................................      61
Net Liquidation Proceeds.........................................................................................      42
Non-conforming Credit............................................................................................      30
Nonrecoverable Delinquency Advance...............................................................................      45
Nonrecoverable Servicing Advance.................................................................................      46
Note Margin......................................................................................................      24
Notes............................................................................................................      22
OID..............................................................................................................      88
Originator.......................................................................................................      22
Originator's Guidelines..........................................................................................      30
Originator's Retained Yield......................................................................................      23
Participants.....................................................................................................      38
Partnership......................................................................................................      74
Partnership Interests............................................................................................      74
Pass-Through Rate................................................................................................      35
Pay-for-Performance Loans........................................................................................      26
Paying Agent.....................................................................................................      37
Payment Dates....................................................................................................      36
Physical Certificates............................................................................................      38
Plan.............................................................................................................      96
Plan Assets Regulation...........................................................................................      97
Pool Insurer.....................................................................................................      53
Pooling and Servicing Agreement..................................................................................      22
Pre-Funding Account..............................................................................................      41
Pre-Funding Agreement............................................................................................      41
Pre-Funding Period...............................................................................................      41
Premium Security.................................................................................................      93
Prepayment Assumption............................................................................................      78
Preservation Expenses............................................................................................      46
Principal and Interest Account...................................................................................      41
Principal Prepayments............................................................................................      42
PTCE.............................................................................................................      99
PUD..............................................................................................................      33
Qualified Replacement Mortgage...................................................................................      34
Rating Agencies..................................................................................................      98
Record Date......................................................................................................      36
Relief Act.......................................................................................................      47

REMIC............................................................................................................      33
REMIC Regular Security...........................................................................................      76
REMIC Regulations................................................................................................      76
REMIC Residual Security..........................................................................................      76
REMIC Securities.................................................................................................      73
REMIC Trust......................................................................................................      76
Remittance Date..................................................................................................      43
Remittance Period................................................................................................      36
REO Property.....................................................................................................      48
Reserve Fund.....................................................................................................      54
Residual Interest................................................................................................      36
Restricted Group.................................................................................................      99
Revolving Credit Line Loans......................................................................................      25
Rule of 78's Loan................................................................................................      27
Securities.......................................................................................................      22
Security Registrar...............................................................................................      38
Securityholder...................................................................................................      73
Seller's Interest................................................................................................      36
Senior Lien......................................................................................................      28
Senior Securities................................................................................................      35
Servicer.........................................................................................................      27
Servicing Advances...............................................................................................      45
Servicing Agreement..............................................................................................      22
Servicing Fee....................................................................................................      56
Settlement Date..................................................................................................      77
Single Family Loans..............................................................................................      29
SMMEA............................................................................................................     100
Special Hazard Insurance Policy..................................................................................      53
Special Hazard Insurer...........................................................................................      53
Sponsor..........................................................................................................      22
Sponsor's Mortgage Loan Program..................................................................................      30
Standard & Poor's................................................................................................      98
Startup Day......................................................................................................      89
Stated Redemption Price at Maturity..............................................................................      90
Statistical Calculation Date.....................................................................................      28
Strip Securities.................................................................................................      35
Subordinate Securities...........................................................................................      36
Subsequent Mortgage Loans........................................................................................      41
Sub-Servicers....................................................................................................      27
Sub-Servicing Agreement..........................................................................................      34
Title V..........................................................................................................      72
Title VIII.......................................................................................................      72
Trust............................................................................................................      22
Trust Agreement..................................................................................................      22
Trust Estate.....................................................................................................      22
Trustee..........................................................................................................      27

U.S. Person......................................................................................................      95
UCC..............................................................................................................      38
Unaffiliated Originators.........................................................................................      23
Underwriter Exemptions...........................................................................................      97
Withholding Regulations..........................................................................................      94

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Cedelbank or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their account one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.

Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the Cedelbank Participant or Euroclear Participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for Non-U.S. Persons with effectively connected income (Form
     4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. The term "NON-U.S. PERSON" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Securities.

         SEC Filing Fee....................................................         $278
         Trustee's Fees and Expenses*......................................       75,000
         Legal Fees and Expenses*..........................................      300,000
         Accounting Fees and Expenses*.....................................      105,000
         Printing and Engraving Expenses*..................................      120,000
         Blue Sky Qualification and Legal
         Investment Fees and Expenses*.....................................       30,000
         Rating Agency Fees*...............................................      300,000
         Certificate Insurer's Fee*........................................      450,000
         Miscellaneous*....................................................      100,000
                                                                              ----------
            TOTAL                                                             $1,480,278

----------

*    Estimated in accordance with Item 511 of Regulation S-K.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

                  Article XI of the By-Laws of Advanta Conduit Receivables Inc. provides that the corporation shall indemnify any person (or the estate of any person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, to the fullest extent permitted under applicable law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

                  The form of the Underwriting Agreement, incorporated by reference as Exhibit 1.1 to this Registration Statement, provides that Advanta Conduit Receivables, Inc. will indemnify and reimburse the underwriter(s) and each director, officer and controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Advanta Conduit Receivables, Inc. and each director, officer and controlling person of Advanta Conduit Receivables, Inc. with respect to certain material misstatements or omission in the Registration

Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

                  Insurance. As permitted under the laws which govern the organization of the Sponsor, the Sponsor has adopted by-laws which permit the board of directors to purchase and maintain insurance on behalf of the Sponsor's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the Sponsor would have the power to indemnify them against such liability under applicable law. Advanta Conduit Receivables, Inc. has a general liability policy which insures its agents, including directors and officers, for general liability exposures.

                  As permitted by the Employee Retirement Security Act of 1974, Advanta Conduit Receivables, Inc. has obtained insurance covering all employees entrusted with fiduciary responsibilities under certain of its employee welfare or benefit plans. The maximum coverage provided by this policy is an aggregate of $5,000,000 per year, subject to a maximum $100,000 deductible amount with respect to each claim.

                  As permitted under the laws which govern the organization of the Sponsor, the Sponsor has adopted by-laws which permit the board of directors to purchase and maintain insurance on behalf of any person indemnified under Article XI of the Sponsor's by-laws against any liability which may be asserted against such person.

                  Limitation of Liability. Article Fifth of the Certificate of Incorporation of Advanta Conduit Receivables, Inc. limits the personal liability of directors to Advanta Conduit Receivables, Inc., and its stockholders for monetary damages resulting from breaches of fiduciary duty. The provision does not eliminate or limit a director's liability for (i) breaches of fiduciary duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividends, stock repurchase or redemption or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

    1.1*      -       Form of Underwriting Agreement.
    3.1       -       Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit
                      3.3 to the Sponsor's and Advanta Mortgage Conduit Services, Inc.'s Registration
                      Statement on Form S-3 (Reg. No. 33-78642)).
    3.2       -       By-Laws of the Sponsor (incorporated by reference to Exhibit 3.4 to the Sponsor's and Advanta Mortgage Conduit Services, Inc.'s Registration Statement on Form S-3
                      (Reg. No. 33-78642)).
    4.1*      -       Form of Pooling and Servicing Agreement (Single or Multi-Class) (Credit Support)
                      among the Sponsor, the Master Servicer and the Trustee.
    4.2*      -       Form of Sale and Servicing Agreement (Single or
                      Multi-Class) (Credit Support) among the Issuer, the
                      Sponsor, the Master Servicer and the Indenture Trustee.
    4.3*      -       Form of Trust Agreement among the Sponsor and the Owner Trustee.
    4.4*              Form of Indenture among the Issuer and the Indenture Trustee.
    4.5*      -       Form of Advanta Mortgage Holding Company Guaranty is included in the Form of
                      Underwriting Agreement, Exhibit 1.1 hereto.
    4.6*      -       Form of Master Loan Transfer Agreement among the Affiliated Originators, the
                      Affiliate, the Trustee and the Sponsor.
    5.1*      -       Opinion of Dewey Ballantine LLP with respect to validity.
    8.1*      -       Opinion of Dewey Ballantine LLP with respect to REMIC Certificates tax matters.
    8.2*      -       Opinion of Dewey Ballantine LLP with respect to Debt Securities tax matters.
   10.1**     -       Form of Financial Guaranty Insurance Policy
   23.1*      -       Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibit 5.1 and 8.1 hereof.
   99.1*      -       Form of Prospectus Supplement (Debt Securities) (Credit Support).
   99.2*      -       Form of Prospectus Supplement (REMIC Certificates) (Credit Support).

-------------------------

*    Filed herewith.
**   To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

A. Undertaking in respect of indemnification

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions in Item 15, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the registrant is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. Undertaking pursuant to Rule 415.

                  The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


C. Undertaking regarding Incorporated Annual and Quarterly Reports.

                  The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. Undertaking pursuant to Rule 430A.

                  The Registrant hereby undertakes:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Spring House, State of Pennsylvania on March
29, 1999.

                                  ADVANTA CONDUIT RECEIVABLES, INC.


                                  By:  /s/ Michael Coco
                                       -------------------------------------
                                       Vice President



                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip M. Browne, Jeffrey D. Beck, Michael Coco, and Susan A. McVeigh, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on March 29, 1999 in the capacities indicated.



Signature                              Capacity
---------                              --------

/s/ Walter N. Carter                   Executive Vice President
----------------------
Walter N. Carter


/s/ Susan A. McVeigh                   Vice President and Treasurer
----------------------
Susan A. McVeigh


/s/ James L. Shreero                   Vice President and Assistant Treasurer
----------------------
James L. Shreero


/s/ Mark Casale                        Director
----------------------
Mark Casale


/s/ John J. Calamari                   Director
----------------------
John J. Calamari


/s/ James L. Shreero                   Director
----------------------
James L. Shreero


/s/ Janice G. George                   Director
----------------------
Janice G. George





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